Exhibit 3.1

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004
(AS AMENDED OR MODIFIED FROM TIME TO TIME)
(the “Act”)

TENTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

QINIU LIMITED

(Adopted by Resolution of Shareholders passed on October 10, 2019)

1.                                      NAME

The name of the Company is Qiniu Limited.

2.                                      COMPANY LIMITED BY SHARES

The Company is a company limited by shares. The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

3.                                      REGISTERED OFFICE

The first registered office of the Company will be situated at the office of the registered agent which is at Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands or such other place as the directors or members may from time to time decide, being the office of the registered agent.

4.                                      REGISTERED AGENT

The first registered agent of the Company will be SHRM Trustees (BVI) Limited of Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands, or such other registered agent as the directors or members may decide from time to time.

5.                                      GENERAL OBJECTS AND POWERS

Subject to Section 6 of the Articles below, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the BVI Business Companies Act 2004 or as the same may be revised from time to time, or any other law of the British Virgin Islands.

6.                                      LIMITATIONS ON THE COMPANY’S BUSINESS

For the purposes of section 9(4) of the Act the Company has no power to:

(a)                                 carry on banking or trust business, unless it is licensed under the Banks and Trust Companies Act, 1990;

(b)                                 carry on business as an insurance or as a reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

(c)                                  carry on the business of company management unless it is licensed under the Companies Management Act, 1990;

(d)                                 carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands; or

(e)                                  carry on the business as a mutual fund, mutual fund manager or mutual fund administrator unless it is licensed under the Mutual Funds Act, 1996.

7.                                      AUTHORIZED SHARES

7.1.                            The Company is authorized to issue a maximum of 500,000,000 shares, divided into (i) 344,557,754 Ordinary Shares of US$0.0001 par value each (the “Ordinary Shares”), (ii) 5,227,732 redeemable and convertible series A preferred shares of US$0.0001 par value each (the “Series A Preferred Shares”), (iii) 9,205,161 redeemable and convertible series B preferred shares of US$0.0001 par value each (the “Series B Preferred Shares”), (iv) 7,469,416 redeemable and convertible series C-1 preferred shares of US$0.0001 par value each (the “Series C-1 Preferred Shares”) and 12,042,958 redeemable and convertible series C-2 preferred shares of US$0.0001 par value each (the “Series C-2 Preferred Shares”, together with the Series C-1 Preferred Shares referred to as the “Series C Preferred Shares”), (v) 28,651,471 redeemable and convertible series D preferred shares of US$0.0001 par value each (the “Series D Preferred Shares”), (vi) 27,306,809 redeemable and convertible series E-1 preferred shares of US$0.0001 par value each (the “Series E-1 Preferred Shares”) and 37,672,523 redeemable and convertible series E-2 preferred shares of US$0.0001 par value each (the “Series E-2 Preferred Shares”, together with the Series E-1 Preferred Shares referred to as the “Series E Preferred Shares”), (vii) 12,916,920 redeemable and convertible series F preferred shares of US$0.0001 par value each (the “Series F Preferred Shares”), and (viii) 14,949,256 redeemable and convertible series F-1 preferred shares of US$0.0001 par value each (the “Series F-1 Preferred Shares”, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares, the Series F Preferred Shares and the Series F-1 Preferred Shares are collectively referred to herein as the “Preferred Shares”, and the Ordinary Shares and the Preferred Shares are collectively referred to herein as the “Shares”), with power for the Company insofar as is permitted by applicable Laws and the Memorandum and the Articles, to redeem or purchase any of its Shares and to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7.2.                            The Shares in the Company shall be issued in the currency of the United States of America.

7.3.                            Subject to Clause 9 of this Memorandum, each Share in the Company confers on the holder:

(a)                                      the right to one vote at a meeting of the members of the Company or on any resolution of the members of the Company;

(b)                                      the right to an equal share in any dividend paid by the Company in accordance with the Act; and

(c)                                       the right to an equal share in the distribution of the surplus assets of the Company.

7.4.                            Each Ordinary Share in the Company shall be junior and subordinate to the rights of each of the Preferred Share pursuant to the Memorandum and the Articles. Each Series A Preferred Share shall be junior and subordinate to the rights of each of the Series B Preferred Share except as otherwise stated herein. Each Series A Preferred Share and Series B Preferred Share shall be junior and subordinate to the rights of each of the Series C Preferred Share except as otherwise stated herein. Each Series A Preferred Share, Series B Preferred Share and Series C Preferred Share shall be junior and subordinate to the rights of each of the Series D Preferred Share except as otherwise stated herein. Each Series A Preferred Share, Series B Preferred Share, Series C Preferred Share and Series D Preferred Share shall be junior and subordinate to the rights of each of the Series E-1 Preferred Share except as otherwise stated herein. Each Series A Preferred Share, Series B Preferred Share, Series C Preferred Share, Series D Preferred Share and Series E-1 Preferred Share shall be junior and subordinate to the rights of each of the Series E-2 Preferred Share except as otherwise stated herein. Each Series A Preferred Share, Series B Preferred Share, Series C Preferred Share, Series D Preferred Share, Series E-1 Preferred Share and Series E-2 Preferred Share shall be junior and subordinate to the rights of each of the Series F Preferred Share except as otherwise stated herein. Each Series A Preferred Share, Series B Preferred Share, Series C Preferred Share, Series D Preferred Share, Series E-1 Preferred Share, Series E-2 Preferred Share and Series F Preferred Share shall be junior and subordinate to the rights of each of the Series F-1 Preferred Share except as otherwise stated herein.

8.                                      REGISTERED SHARES ONLY

Shares in the Company may only be issued as registered shares and the Company is not authorized to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

9.                                      DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

The Ordinary Shares and the Preferred Shares shall have the following rights and be subject to the following restrictions:

(a)                                 Dividends

(i)                                     Subject to the Act, each holder of a Preferred Share shall be entitled to receive on a pari passu basis preferential and non-cumulative dividends at the rate of eight percent (8%) of the applicable Original Issue Price per annum for each Preferred Share (as adjusted for share split, consolidation, dividend, recapitalization and other similar transactions), when and if declared by the Board, payable out of funds or assets when and as such funds or assets become legally available therefore, prior and in preference to any declaration or payment of any dividend on the Ordinary Shares and all other classes of Shares of the Company. All declared but unpaid dividends shall be paid in cash when and as such cash becomes legally available to the holders of the Preferred Shares immediately prior to the closing of a Qualified IPO.

No dividends or other distributions shall be declared or paid, whether in cash, in property, or in any other shares of the Company, with respect to any other class or series of shares of the Company, unless and until a dividend in like amount is declared and paid on each Preferred Share (on an as-if-converted basis).

(ii)                                  After the preferential dividends relating to the Preferred Shares under Clause 9(a)(i) above have been paid in full or declared and set apart in any fiscal year of the Company, any additional dividends out of funds legally available therefore may be declared in that fiscal year for the Ordinary Shares and, if such additional dividends are declared, then such additional dividends shall be declared pro rata on the Ordinary Shares and the Preferred Shares on an as-converted basis. No dividends or other distributions shall be declared, paid or distributed (whether in cash or otherwise) on any Ordinary Share unless and until a dividend in the like amount and kind has first been declared on the Preferred Shares on an as-if-converted basis and has been paid in full to the holders of the Preferred Shares in accordance with this Clause.

(b)                                 Liquidation Preference

(i)                                     Liquidation Preferences. Upon a Liquidation Event (as defined below) of the Company, whether voluntary or involuntary:

(1)                                 Before any distribution or payment shall be made to the holders of any Share except the holders of any Series F-1 Preferred Share, each holder of the Series F-1 Preferred Shares shall be entitled to receive on a pari passu basis an amount equal to one hundred percent (100%) of the Original Series F-1 Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), as the case may be, plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series F-1 Preferred Share then held by such holder. In the event that the amount to be received in connection with the liquidation preference by the holder of any other class share (other than the Series A Preferred Share, Series B Preferred Share, Series C Preferred Share, Series E-1 Preferred share, the Series D Preferred Share, the Series E-2 Preferred Share or the Series F Preferred Share issued as of the Series F-1 Closing Date) issued in any future financing of the Company is calculated in a more favorable manner (i.e. by multiplying a higher percentage of the original investment amount) than that in connection with the Series F-1 Preferred Shares’ liquidation preference, the calculation method of the amount to be received by the holders of Series F-1 Preferred Shares shall be automatically adjusted to ensure that the liquidation preference of the Series F-1 Preferred Shares shall be calculated in a manner no less favorable than that of such other class share. If, upon the occurrence of a Liquidation Event, the assets of the Company are insufficient to make payment of the foregoing amounts in full on all the Series F-1 Preferred Shares, then such assets shall be distributed among the holders of Series F-1 Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(2)                                 Before any distribution or payment shall be made to the holders of any Ordinary Shares, the holders of any Series A Preferred Shares, the holders of any Series B Preferred Shares, the holders of any Series C Preferred Shares, the holders of any Series D Preferred Shares, the holders of any Series E-1 Preferred Shares or the holders of any Series E-2 Preferred Shares, each holder of the Series F Preferred Shares shall be entitled to receive on a pari passu basis an amount equal to one hundred percent (100%) of the Original Series F Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series F Preferred Share then held by such holder. In the event that the amount to be received in connection with the liquidation preference by the holder of any other class share (other than the Series A Preferred Share, Series B Preferred Share, Series C Preferred Share, Series E-1 Preferred share, the Series D Preferred Share or the Series E-2 Preferred Share issued as of the Series F Closing Date) issued in any future financing of the Company is calculated in a more favorable manner (i.e. by multiplying a higher percentage of the original investment amount)

than that in connection with the Series F Preferred Shares’ liquidation preference, the calculation method of the amount to be received by the holders of Series F Preferred Shares shall be automatically adjusted to ensure that the liquidation preference of the Series F Preferred Shares shall be calculated in a manner no less favorable than that of such other class share. If, upon the occurrence of a Liquidation Event, and after making payment of the amounts in full on all Series F-1 Preferred Shares in accordance with Clause  9(b)(i)(1), the remaining assets of the Company are insufficient to make payment of the foregoing amounts in full on all Series F Preferred Shares, then such assets shall be distributed among the holders of Series F Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(3)                                 Before any distribution or payment shall be made to the holders of any Ordinary Shares, the holders of any Series A Preferred Shares, the holders of any Series B Preferred Shares, the holders of any Series C Preferred Shares, the holders of any Series D Preferred Shares or the holders of any Series E-1 Preferred Shares, each holder of the Series E-2 Preferred Shares shall be entitled to receive on a pari passu basis an amount equal to one hundred percent (100%) of the Original Series E-2 Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series E-2 Preferred Share then held by such holder. In the event that the amount to be received in connection with the liquidation preference by the holder of any other class share (other than the Series A Preferred Share, Series B Preferred Share, Series C Preferred Share, Series E-1 Preferred Share or Series D Preferred Share issued as of the Series E Closing Date) issued in any future financing of the Company is calculated in a more favorable manner (i.e. by multiplying a higher percentage of the original investment amount) than that in connection with the Series E-2 Preferred Shares’ liquidation preference, the calculation method of the amount to be received by the holders of Series E-2 Preferred Shares shall be automatically adjusted to ensure that the liquidation preference of the Series E-2 Preferred Shares is calculated in a manner no less favorable than that of such other class share. If, upon the occurrence of a Liquidation Event, and after making payment of the amounts in full on all Series F-1 Preferred Shares and Series F Preferred Shares in accordance with Clause 9(b)(i)(1) and Clause 9(b)(i)(2)(2)(1), the remaining assets of the Company are insufficient to make payment of the foregoing amounts in full on all Series E-2 Preferred Shares, then such assets shall be distributed among the holders of Series E-2 Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(4)                                 Before any distribution or payment shall be made to the holders of any Ordinary Share, the holder of any Series A Preferred Share, the holders of any Series B Preferred Share, the holders of any Series C Preferred Share or the holders of any Series E-1 Preferred Share, each holder of the Series D Preferred Shares shall be entitled to receive on a pari passu basis an amount equal to one hundred percent (100%) of the Original Series D Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series D Preferred Share then held by such holder. In the event that the amount to be received in connection with the liquidation preference by the holder of any other class share (other than the Series A Preferred Share, Series B Preferred Share or Series C Preferred Share issued as of the Series D Closing Date) issued in any future financing of the Company is calculated in a more favorable manner (i.e. by multiplying a higher percentage of the original investment amount) than that in connection with the Series D Preferred Shares’ liquidation preference, the calculation method of the amount to be received by the holders of Series D Preferred Shares shall be automatically adjusted to ensure that the liquidation preference of the Series D Preferred Shares is calculated in a manner no less favorable than that of such other class share. If, upon the occurrence of a Liquidation Event, and after making payment of the amounts in full on all Series F-1 Preferred Shares, all Series F Preferred Shares and all Series E-2 Preferred Shares in accordance with Clause  9(b)(i)(1) to Clause 9(b)(i)(3), the remaining assets of the Company are insufficient to make payment of the foregoing amounts in full on all Series D Preferred Shares, then such assets shall be distributed among the holders of Series D Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(5)                                 Before any distribution or payment shall be made to the holders of any Ordinary Share, the holder of any Series A Preferred Share, the holders of any Series B Preferred Share or the holders of any Series C Preferred Share, each holder of the Series E-1 Preferred Shares shall be entitled to receive on a pari passu basis an amount equal to one hundred percent (100%) of the Original Series E-1 Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series E-1 Preferred Share then held by such holder. In the event that the amount to be received in connection with the liquidation preference by the holder of any other class share (other than the Series A Preferred Share, Series B Preferred Share, Series C Preferred Share or Series D Preferred Share issued as of the Series E Closing Date) issued in any future financing of the Company is calculated in a more favorable manner (i.e. by multiplying a higher percentage of the original investment amount) than that in connection with the Series E-1 Preferred Shares’ liquidation preference, the calculation method of the amount to be received by the holders of Series E-1 Preferred Shares shall be automatically adjusted to ensure that the liquidation preference of the Series E-1 Preferred Shares is calculated in a manner no less favorable than that of such other class share. If, upon the occurrence of a Liquidation Event, and after making payment of the amounts in full on all Series F-1 Preferred Shares, all Series F Preferred Shares, all Series E-2 Preferred Shares and all Series D Preferred Shares in accordance with Clause 9(b)(i)(1) to Clause 9(b)(i)(4), the remaining assets of the Company are insufficient to make payment of the foregoing amounts in full on all Series E-1 Preferred Shares, then such assets shall be distributed among the holders of Series E-1 Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(6)                                 Before any distribution or payment shall be made to the holders of any Ordinary Share, the holder of any Series A Preferred Share or the holders of any Series B Preferred Share, each holder of the Series C Preferred Shares shall be entitled to receive on a pari passu basis an amount equal to one hundred percent (100%) of the Original Series C Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series C Preferred Share then held by such holder. In the event that the amount to be received in connection with the liquidation preference by the holder of any other class share (other than the Series A Preferred Share or the Series B Preferred Share issued as of the Series C Closing Date) issued in any future financing of the Company is calculated in a more favorable manner (i.e. by multiplying a higher percentage of the original investment amount) than that in connection with the Series C Preferred Shares’ liquidation preference, the calculation method of the amount to be received by the holder of Series C Preferred Share shall be automatically adjusted to ensure that the liquidation preference of the Series C Preferred Shares is calculated in a manner no less favorable than that of such other class share. If, upon the occurrence of a Liquidation Event, and after making payment of the amounts in full on all Series F-1 Preferred Shares, all Series F Preferred Shares, all Series E-2 Preferred Shares, all Series D Preferred Shares and all Series E-1 Preferred Shares in accordance with Clause 9(b)(i)(1) to Clause 9(b)(i)(5), the remaining assets of the Company are insufficient to make payment of the foregoing amounts in full on all Series C Preferred Shares, then such assets shall be distributed among the holders of Series C Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(7)                                 Before any distribution or payment shall be made to the holders of any Ordinary Share or the holder of any Series A Preferred Share, each holder of the Series B Preferred Shares shall be entitled to receive on a pari passu basis an amount equal to one hundred percent (100%) of the Original Series B Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series B Preferred Share then held by such holder. In the event that the amount to be received in connection with the liquidation preference by the holder of any other class share (other than the Series A Preferred Share issued as of the Series B Closing Date) issued in any future financing of the Company is calculated in a more favorable manner (i.e. by multiplying a higher percentage of the original investment amount) than that in connection with the Series B Preferred Shares’ liquidation preference, the calculation method of the amount to be received by the holder of Series B Preferred Share shall be automatically adjusted to ensure that the liquidation preference of the Series B Preferred Shares is calculated in a manner no less favorable than that of such other class share. If, upon the occurrence of a Liquidation Event, and after making payment of the amounts in full on all Series F-1 Preferred Shares, all Series F Preferred Shares, all Series E-2 Preferred Shares, all Series D Preferred Shares, all Series E-1 Preferred Shares and all Series C Preferred Shares in accordance with Clause 9(b)(i)(1) to Clause  9(b)(i)(6), the remaining assets of the Company are insufficient to make payment of the foregoing amounts in full on all Series B Preferred Shares, then such assets shall be distributed among the holders of Series B Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(8)                                 Before any distribution or payment shall be made to the holders of any Ordinary Share, the holder of the Series A Preferred Shares shall be entitled to receive an amount equal to two hundred percent (200%) of the Original Series A Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series A Preferred Share then held by such holder.

(9)                                 After distribution or payment in full of the amount distributable or payable on the Preferred Shares pursuant to Clause 9(b)(i)(1) to Clause 9(b)(i)(8), the remaining assets of the Company available for distribution to the Shareholders shall be distributed ratably among the holders of issued and outstanding Ordinary Shares and holders of the Preferred Shares on an as-converted basis.

(ii)                                  Liquidation on Sale or Merger. The following events shall be treated as a liquidation (each, a “Liquidation Event”) under this Clause 9(b)(ii) unless waived by the Majority Series A Shareholders, the Majority Series B Shareholders, the Majority Series C Shareholders, the Majority Series D Shareholders, the Majority Series E Shareholders, the Majority Series F Shareholders and the Majority Series F-1 Shareholders, voting as separate classes on an as-converted basis:

(1)                                 any sale of shares, consolidation, amalgamation or merger of the Company with or into any Person, or any other corporate reorganization, including a sale or acquisition of Equity Securities of the Company, in which the Shareholders of the Company immediately before such transaction own less than fifty percent (50%) of the Company’s voting power immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile) (a “Trade Sale”);

(2)                                 a sale of all or substantially all of the assets of the Company or any Group Company;

(3)                                 the exclusive licensing of all or substantially all of the intellectual property of the Company (or of all of the Group Companies taken as a whole) to a third party;

(4)                                 termination of, or making any unilateral amendments to the Control Documents; or

(5)                                 a liquidation, dissolution or winding up of the Company.

and upon any such event, any proceeds resulting to the shareholders of the Company therefrom shall be distributed in accordance with the terms of paragraph (i) of this Clause 9(b).

(iii)                               In the event the Company proposes to distribute assets other than cash in connection with any Liquidation Event of the Company, the value of the assets to be distributed to the holders of all the Shares shall be determined in good faith by the Board (including affirmative votes of all the Preferred Directors), or by a liquidator if one is appointed. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(1)                                 If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30)-day period ending one (1) day prior to the distribution;

(2)                                 If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30)-day period ending three (3) days prior to the distribution; and

(3)                                 If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board (including affirmative votes of all the Preferred Directors).

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in Clauses 9(b)(iii)(1), (2) or (3) to reflect the fair market value thereof as determined in good faith by the Board, or by a liquidator if one is appointed. The holders of at least twenty percent (20%) of the then issued and outstanding Series A Preferred Shares, the holders of at least twenty percent (20%) of the then issued and outstanding Series B Preferred Shares, the holders of at least twenty percent (20%) of the then issued and outstanding Series C Preferred Shares, the holders of at least twenty percent (20%) of the then issued and outstanding Series D Preferred Shares, the holders of at least twenty percent (20%) of the then issued and outstanding Series E Preferred Shares, or the holders of at least twenty percent (20%) of the then issued and outstanding Series F Preferred Shares and the holders of at least twenty percent (20%) of the then issued and outstanding Series F-1 Preferred Shares shall have the right to challenge any determination by the Board (including affirmative votes of all the Preferred Directors) of fair market value pursuant to this Clause9(b)(iii), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board (including affirmative votes of all the Preferred Directors) and the challenging parties, the cost of such appraisal to be borne by the Company if the independent appraiser determines that the fair market value of the securities is less than that determined by the Board by a factor of more than five percent (5%). Such costs shall be borne by the challenging parties if the independent appraiser determines that the fair market value of the securities is equal to at least ninety-five percent (95%) of the fair market value determined by the Board.

(c)           Voting Rights

Subject to the provisions of the Memorandum and the Articles, at all general meetings of the Company: (i) the holder of each Ordinary Share issued and outstanding shall have one (1) vote in respect of each Ordinary Share held, and (ii) the holder of each Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s shareholders is first solicited. Subject to provisions to the contrary elsewhere in the Memorandum and the Articles, or as required by the Act, the holders of Preferred Shares shall vote together with the holders of Ordinary Shares, and not as a separate class or series, on all matters put before the Shareholders.

(d)           Conversion Rights

The holders of the Preferred Shares shall have the following rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares. Subject to the provisions of Clause 9(d)(v), the number of Ordinary Shares to which a holder shall be entitled upon conversion of any Preferred Share shall be the quotient of the Original Issue Price divided by the then-effective Conversion Price. For the avoidance of doubt, subject to the provisions of Clause 9(d)(v), the initial conversion ratio for Preferred Shares to Ordinary Shares shall be 1:1, and all shall be subject to adjustment set forth below, being no less than par value.

(i)            Optional Conversion.

(1)                                 Subject to and in compliance with the provisions of this Clause 9(d)(i), and subject to compliance with the requirements of the Act, any Preferred Share may, at the option of the holder thereof, be converted at any time into fully-paid and non-assessable Ordinary Shares based on the then-effective Conversion Price.

(2)                                 The holder of any Preferred Shares who desires to convert such shares into Ordinary Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares. Such notice shall state the number of Preferred Shares being converted. Thereupon, the Company shall promptly issue and deliver to such holder at such office a certificate or certificates for the number of Ordinary Shares to which the holder is entitled. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of Preferred Shares upon the conversion of such Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Preferred Shares to be converted, and the person entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares on such date.

(ii)           Automatic Conversion.

(1)                                 Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, the Preferred Share shall automatically be converted into Ordinary Shares upon the closing of a Qualified IPO, based on the then-effective Conversion Price.

(2)                                 The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for Preferred Share, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled and update its Register of Members. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of converting Preferred Share (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Any person entitled to receive Ordinary Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Ordinary Shares on the date of such conversion.

(iii)                               Mechanics of Conversion. The conversion hereunder of any Preferred Share (the “Conversion Share”) shall be effected in the following manner:

(1)                                 The Company shall redeem the Conversion Share for aggregate consideration (the “Redemption Amount”) equal to (a) the aggregate par value of any capital shares of the Company to be issued upon such conversion, and (b) the aggregate value, as determined by the Board, of any other assets which are to be distributed upon such conversion.

(2)                                 Concurrent with the redemption of the Conversion Share, the Company shall apply the Redemption Amount for the benefit of the holder of the Conversion Share to pay for any capital shares of the Company issuable, and any other assets distributable, to such holder in connection with such conversion.

(3)                                 Upon application of the Redemption Amount, the Company shall issue to the holder of the Conversion Share all capital shares issuable, and distribute to such holder all other assets distributable, upon such conversion and update its Register of Members.

(iv)                              Initial Conversion Price. The Conversion Price shall initially equal the Original Issue Price, and shall be adjusted from time to time as provided below in Clause 9(d)(v).

(v)                                 Adjustments to Conversion Price.

(1)                                 Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(2)                                 Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in Additional

Ordinary Shares, the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(3)                                 Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares or Ordinary Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(4)                                 Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(5)                                 Sale of Shares below the Conversion Price.

(A)                               Adjustment of Series A Conversion Price Upon Issuance of Additional Ordinary Shares.

1)             In the event the Company shall at any time after the Original Series A Issue Date issue Additional Ordinary Shares, for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

2)             For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Ordinary Shares;

“CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Ordinary Shares;

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Ordinary Shares, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Series A Preferred Shares) outstanding (assuming exercise of any outstanding Ordinary Share Equivalents therefor) immediately prior to such issue;

“B” shall mean the number of Ordinary Shares that would have been issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Ordinary Shares issued in such transaction.

(B)                               Adjustment of Series B Conversion Price Upon Issuance of Additional Ordinary Shares.

1)             In the event the Company shall at any time after the Original Series B Issue Date issue Additional Ordinary Shares, for a consideration per share less than the Series B Conversion Price in effect immediately prior to such issue, then the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

2)             For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Series B Conversion Price in effect immediately after such issue of Additional Ordinary Shares;

“CP1” shall mean the Series B Conversion Price in effect immediately prior to such issue of Additional Ordinary Shares;

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Ordinary Shares, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Series B Preferred Shares) outstanding (assuming exercise of any outstanding Ordinary Share Equivalents therefor) immediately prior to such issue;

“B” shall mean the number of Ordinary Shares that would have been issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Ordinary Shares issued in such transaction.

(C)                               Adjustment of Series C Conversion Price Upon Issuance of Additional Ordinary Shares.

1)             In the event the Company shall at any time after the Original Series C Issue Date issue Additional Ordinary Shares for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issue, then the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

2)             For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Series C Conversion Price in effect immediately after such issue of Additional Ordinary Shares;

“CP1” shall mean the Series C Conversion Price in effect immediately prior to such issue of Additional Ordinary Shares;

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Ordinary Shares, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Series C Preferred Shares) outstanding (assuming exercise of any outstanding Ordinary Share Equivalents therefor) immediately prior to such issue;

“B” shall mean the number of Ordinary Shares that would have been issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Ordinary Shares issued in such transaction.

(D)                               Adjustment of Series D Conversion Price Upon Issuance of Additional Ordinary Shares.

1)             In the event the Company shall at any time after the Original Series D Issue Date issue Additional Ordinary Shares for a consideration per share less than the Series D Conversion Price in effect immediately prior to such issue, then the Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

2)             For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Series D Conversion Price in effect immediately after such issue of Additional Ordinary Shares;

“CP1” shall mean the Series D Conversion Price in effect immediately prior to such issue of Additional Ordinary Shares;

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Ordinary Shares, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Series D Preferred Shares) outstanding (assuming exercise of any outstanding Ordinary Share Equivalents therefor) immediately prior to such issue;

“B” shall mean the number of Ordinary Shares that would have been issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Ordinary Shares issued in such transaction.

(E)                                Adjustment of Series E Conversion Price Upon Issuance of Additional Ordinary Shares.

1)             In the event the Company shall at any time after the Original Series E Issue Date issue Additional Ordinary Shares for a consideration per share less than the Series E Conversion Price in effect immediately prior to such issue, then the Series E Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

2)             For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Series E Conversion Price in effect immediately after such issue of Additional Ordinary Shares;

“CP1” shall mean the Series E Conversion Price in effect immediately prior to such issue of Additional Ordinary Shares;

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Ordinary Shares, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Series E Preferred Shares) outstanding (assuming exercise of any outstanding Ordinary Share Equivalents therefor) immediately prior to such issue;

“B” shall mean the number of Ordinary Shares that would have been issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Ordinary Shares issued in such transaction.

(F)                                 Adjustment of Series F Conversion Price Upon Issuance of Additional Ordinary Shares.

1)             In the event the Company shall at any time after the Original Series F Issue Date issue Additional Ordinary Shares for a consideration per share less than the Series F Conversion Price in effect immediately prior to such issue, then the Series F Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

2)             For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Series F Conversion Price in effect immediately after such issue of Additional Ordinary Shares;

“CP1” shall mean the Series F Conversion Price in effect immediately prior to such issue of Additional Ordinary Shares;

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Ordinary Shares, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Series F Preferred Shares) outstanding (assuming exercise of any outstanding Ordinary Share Equivalents therefor) immediately prior to such issue;

“B” shall mean the number of Ordinary Shares that would have been issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Ordinary Shares issued in such transaction.

(G)                               Adjustment of Series F-1 Conversion Price Upon Issuance of Additional Ordinary Shares.

1)             In the event the Company shall at any time after the Original Series F-1 Issue Date issue Additional Ordinary Shares for a consideration per share less than the Series F-1 Conversion Price in effect immediately prior to such issue, then the Series F-1 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

2)             For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Series F-1 Conversion Price in effect immediately after such issue of Additional Ordinary Shares;

“CP1” shall mean the Series F-1 Conversion Price in effect immediately prior to such issue of Additional Ordinary Shares;

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Ordinary Shares, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Series F-1 Preferred Shares) outstanding (assuming exercise of any outstanding Ordinary Share Equivalents therefor) immediately prior to such issue;

“B” shall mean the number of Ordinary Shares that would have been issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Ordinary Shares issued in such transaction.

(H)                              The adjustment of Conversion Price stated in Clause 9(d)(v)(5)(A) to Clause 9(d)(v)(5)(G) shall not apply to the sale of Ordinary Shares (if any) from Xu Shiwei to Du Jianghua (杜江华), Li Daobing (李道兵), Xu Li (徐立), Li Jing (李婧) and/or Han Tuo (韩拓) in order to terminate the share entrustment agreements executed by them on October 1, 2015.

(I)                                   Determination of Consideration. For the purpose of making any adjustment to any Conversion Price or the number of Ordinary Shares issuable upon conversion of the Preferred Shares, as provided above:

1)                       to the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

2)                       to the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by a majority votes of the Board, including at least the Majority Preferred Directors), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

3)                       if Additional Ordinary Shares or Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Ordinary Shares or such Ordinary Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by a majority votes of the Board, including at least the Majority Preferred Directors) to be allocable to such Additional Ordinary Shares or Ordinary Share Equivalents.

(J)                                   No Exercise. If all of the rights to exercise, convert or exchange any Ordinary Share Equivalents shall expire without any of such rights having been exercised, the Conversion Price as adjusted upon the issuance of such Ordinary Share Equivalents shall be readjusted to the

Conversion Price which would have been in effect had such adjustment been made.

(6)                                 Other Dilutive Events. In case any event shall occur as to which the other provisions of this Clause 9(d) are not strictly applicable, but the failure to make any adjustment to any Conversion Price would not fairly protect the conversion rights of the applicable series of Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Clause 9(d) necessary to preserve, without dilution, the conversion rights of such series of Preferred Shares.

(7)                                 Certificate of Adjustment. In the case of any adjustment or readjustment of a Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such series of Preferred Shares at such holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Ordinary Shares issued or sold or deemed to have been issued or sold, (ii) the number of Additional Ordinary Shares issued or sold or deemed to be issued or sold, (iii) the Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of such series of Preferred Shares after such adjustment or readjustment.

(8)                                 Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to a Conversion Price or the number or character of the Preferred Shares as set forth herein, the Company shall give notice to the holders of such series of Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(9)                                 Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then issued and outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(10)                          Notices. Any notice required or permitted pursuant to this Clause 9(d) shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books of the Company. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

(11)                          Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the Preferred Share so converted were registered.

(e)                                  Redemption

(i)                                     Subject to the provisions of the Act, the Memorandum and the Articles, Shares may be issued on the terms that they are to be redeemed on such terms and in such manner as the Company determines by resolution.

(ii)                                  Subject to the provisions of the Act, the Memorandum and the Articles, the Company may purchase its own Shares (including fractions of a Share), including any redeemable Shares, provided that the manner of purchase has first been authorized by the Company, and may make payment therefor in any manner authorized by the Act or in exchange for newly issued shares of equal value.

(iii)                               Preferred Shares Optional Redemption. Notwithstanding any provisions to the contrary in the Memorandum and the Articles, the Preferred Shares shall be redeemable at the option of the Preferred Shareholders as provided herein:

(1)                                 Preferred Share Optional Redemption.

(A)                               Optional Redemption of Preferred Shares

1) At any time commencing on June 30, 2016, the holder of the then issued and outstanding Series A Preferred Shares may require that the Company redeem all of the then issued and outstanding Series A Preferred Shares, in accordance with the following terms. 2) At any time after the fifth (5th) anniversary after January, 14, 2013 or at any time no later than the date on which any holder of the Series A Preferred Shares decides to exercise its redemption right under this Clause 9(e), whichever event shall first occur, each holder of the then issued and outstanding Series B Preferred Shares may require that the Company redeem all of the issued and then outstanding Series B Preferred Shares in accordance with the following terms. 3) At any time upon the earlier occurrence of a) the fifth (5th) anniversary of the Original Series C Issue Date, if the Company fails, for any reason, to secure a Qualified IPO or a Qualified Trade Sale by then, or b) Control Documents has been terminated without the approval of the Board (including affirmative votes of all the Preferred Directors), or c) exercise of such Redemption Right under this Clause 9(e) by any holder of Series B Preferred Shares or Series A Preferred Shares, each holder of the then outstanding Series C Preferred Shares may require that the Company redeem any or all of the then outstanding Series C Preferred Shares in accordance with the following terms. 4) At any time upon the earlier occurrence of a) the fourth (4th) anniversary of the Original Series D Issue Date, if the Company fails, for any reason, to secure a

Qualified IPO or a Qualified Trade Sale by then, or b) Control Documents has been terminated without the approval of the Board (including affirmative votes of all the Preferred Directors), or c) exercise of such Redemption Right under this Clause 9(e) by any holder of Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares, each holder of the then outstanding Series D Preferred Shares may require that the Company redeem any or all of the then outstanding Series D Preferred Shares in accordance with the following terms. 5) At any time upon the earlier occurrence of a) the fourth (4th) anniversary of the Original Series E Issue Date, if the Company fails, for any reason, to secure a Qualified IPO or a Qualified Trade Sale by then, or b) Control Documents has been terminated without the approval of the Board (including affirmative votes of all the Preferred Directors), or c) exercise of such Redemption Right under this Clause 9(e) by any holder of Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares, or d) the conduct of the Company or any Group Company Employee will, or will be reasonably expected to, cause reputational damage to any holder of Series E Preferred Shares, the affecting holder of the then outstanding Series E Preferred Shares may require that the Company redeem any or all of the then outstanding Series E Preferred Shares in accordance with the following terms. In addition, if the Company or its affiliates materially breaches the Business Cooperation Agreement, each holder of the then outstanding Series E Preferred Shares may require that the Company redeem any or all of the then outstanding Series E Preferred Shares it holds in accordance with the following terms. 6) At any time upon the earlier occurrence of a) the third (3rd ) anniversary of the Original Series F Issue Date, if the Company fails, for any reason, to secure a Qualified IPO or a Qualified Trade Sale by then, or b) Control Documents has been terminated without the approval of the Board (including affirmative votes of all the Preferred Directors), each holder of the then outstanding Series F Preferred Shares may require that the Company redeem any or all of the then outstanding Series F Preferred Shares in accordance with the following terms. 7) At any time upon the earlier occurrence of a) the third (3rd) anniversary of the Original Series F-1 Issue Date, if the Company fails, for any reason, to secure a Qualified IPO or a Qualified Trade Sale by then, or b) Control Documents has been terminated without the approval of the Board (including affirmative votes of all the Preferred Directors), or c) exercise of such Redemption Right under this Clause 9(e) by any holder of Series F Preferred Shares, Series E Preferred Shares, Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares, each holder of the then outstanding Series F-1 Preferred Shares may require that the Company redeem any or all of the then outstanding Series F-1 Preferred Shares in accordance with the following terms. 8)  In the event that any criminal case against any of the Founders has been registered and filed after the competent Governmental Authority reviewed the relevant materials, and such case has caused failure of the Group Companies’ continuous operation or caused material adverse effect to the valuation of the Group Companies, each holder of the then outstanding Series F-1 Preferred Shares may require that the Founder(s) involved in the afore-mentioned criminal case to purchase any or all of the then outstanding Series F-1 Preferred Shares at the Series F-1 Redemption Price (as defined below) in accordance with the following terms (the “Founder Redemption”). Following receipt of the request for redemption from such holder(s), the Company shall within fifteen (15) business days give written notice (the “Redemption Notice”) to each holder of record of a Preferred Share, at the address last shown on the records of the Company for such holder(s). Such notice shall indicate that the holder(s) of Preferred Shares have elected redemption of all of the Preferred Shares pursuant to the provisions of this Clause 9(e)(iii)(1), shall specify the redemption date, and shall direct the holder(s) of such shares to submit their share certificates to the Company on or before the scheduled redemption date.

(2)                                 Redemption Price. The redemption price for each Series A Preferred Share redeemed pursuant to this Clause 9(e)(iii) shall be equal to a price per Series A Preferred Share which is two hundred percent (200%) of the Original Series A Issue Price, plus all declared or accrued but unpaid dividends thereon up until the date of redemption (adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), including the dividends to be paid pursuant to Clause 9(a) (the “Series A Redemption Price”). The redemption price for each Series B Preferred Share redeemed pursuant to this Clause 9(e)(iii) shall be equal to a price per Series B Preferred Share which is one hundred and fifty percent (150%) of the Original Series B Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) (the “Series B Redemption Price”). The redemption price for each

Series C Preferred Share redeemed pursuant to this Clause 9(e)(iii)  shall be equal to a price per Series C Preferred Share which is one hundred and fifty percent (150%) of the Original Series C Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) (the “Series C Redemption Price”). The redemption price for each Series D Preferred Share redeemed pursuant to this Clause 9(e)(iii) shall be equal to a price per Series D Preferred Share which is one hundred and fifty percent (150%) of the Original Series D Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) (the “Series D Redemption Price”). The redemption price for each Series E Preferred Share redeemed pursuant to Clause 9(e)(iii)(1)(A)(5)(a) to Clause 9(e)(iii)(1)(A)(5)(c) shall be equal to a price per Series E Preferred Share which is one hundred and fifty percent (150%) of the Original Series E Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), and the redemption price for each Series E Preferred Share redeemed pursuant to Clause 9(e)(iii)(1)(A)(5)(d)  shall be equal to a price per Series E Preferred Share which is seventy percent (70%) of the Original Series E Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) (collectively, the “Series E Redemption Price”). The redemption price for each Series F Preferred Share redeemed pursuant to this Clause 9(e)(iii) shall be equal to a price per Series F Preferred Share which is one hundred and forty percent (140%) of the Original Series F Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) (the “Series F Redemption Price”). The redemption price for each Series F-1 Preferred Share redeemed pursuant to this Clause 9(e)(iii) shall be equal to a price per Series F-1 Preferred Share which is one hundred and forty percent (140%) of the Original Series F-1 Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) (the “Series F-1 Redemption Price”, together with the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price and the Series F Redemption Price, the “Redemption Price” collectively). In the event that any other class share (other than the Series A Preferred Share, the Series B Preferred Share, Series C Preferred Share, the Series D Preferred Share, the Series E Preferred Share or the Series F Preferred Share issued before the Series F-1 Closing Date) issued in any future financing of the Company is granted a redemption price calculated in a manner which is more favorable than that for the Series B Preferred Share, the Series C Preferred Share, the Series D Preferred Share, the Series E Preferred Share, the Series F Preferred Share or the Series F-1 Preferred Share,

the calculation method for the redemption price of the Series B Preferred Share, the Series C Preferred Share, the Series D Preferred Share, the Series E Preferred Share, the Series F Preferred Share or the Series F-1 Preferred Share shall be automatically adjusted to ensure that the redemption price of the Series B Preferred Share, the Series C Preferred Share, the Series D Preferred Share, the Series E Preferred Share, the Series F Preferred Share or the Series F-1 Preferred Share is calculated in a manner no less favorable than that of such other class share. Notwithstanding the foregoing, the above adjustment shall not apply to the redemption price for each Series E Preferred Share redeemed pursuant to Clause 9(e)(iii)(1)(A)(5)(d).

(iv)                              Procedure. Upon delivery of the Redemption Notice, the aggregate Redemption Price to be paid by the Company or the relevant Founder (only in case of the Founder Redemption) as provided in Clause 9(e)(iii)(2) herein shall be paid in cash. The closing (the “Redemption Closing”) of the redemption of any Preferred Shares pursuant to this Clause 9(e) will take place no later than six (6) months from the date of the Redemption Notice at the offices of the Company, or such other date or other place as such holders of the then issued and outstanding Preferred Shares and the Company may mutually agree in writing. At the Redemption Closing, subject to applicable Laws, the Company will, from any source of assets or funds legally available therefor, redeem each Preferred Share by paying in cash therefor the Redemption Price against surrender by such holder at the Company’s principal office of the certificate representing such share and update its Register of Members. From and after the Redemption Closing, if the Company makes the Redemption Price available to a holder of a Preferred Share, all rights of the holder of such Preferred Share (except the right to receive the Redemption Price therefor) will cease with respect to such Preferred Share, and such Preferred Share will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

(v)                                 Insufficient Funds. Subject to the Memorandum, the Articles and applicable Laws, if the Company’s assets or funds which are legally available on the date that any redemption payment under the Clause 9(e) is due are insufficient to pay in full all redemption payments to be paid at the Redemption Closing, or if the Company is otherwise prohibited by applicable Laws from making such redemption in full, 1) those assets or funds which are legally available shall be used to the extent permitted by applicable Laws to pay the redemption payments due on such date first ratably among each holder of the Series F-1 Preferred Shares in proportion to the full amounts of the respectively applicable Redemption Price each such holder of the Series F-1 Preferred Shares is entitled to under the Clause 9(e)(iii)(2), and the shortfall shall be paid and applied from time to time out of legally available assets and funds immediately as and when such assets and funds become legally available ratably among each holder of the Series F-1 Preferred Shares in accordance with the relative remaining amounts owed thereon, 2) after the Series F-1 Redemption Price has been fully paid, those assets or funds which are legally available shall be used to the extent permitted by applicable Laws to pay the redemption payments due on such date ratably among each holder of the Series F Preferred Shares in proportion to the full amounts of the respectively applicable Redemption Price each such holder of the Series F Preferred Shares is entitled to under the Clause 9(e)(iii)(2), and the shortfall shall be paid and applied from time to time out of legally available assets and funds immediately as and when such assets and funds become legally available ratably among each holder of the Series F Preferred Shares in accordance with the relative remaining amounts owed thereon, 3) after the Series F-1 Redemption Price and the Series F Redemption Price have been fully paid, those assets or funds which are legally available shall be used to the extent permitted by applicable Laws to pay the redemption payments due on such date ratably among each holder of the Series E-2 Preferred Shares in proportion to the full amounts of the respectively applicable Redemption Price each such holder of the Series E-2 Preferred Shares is entitled to under the Clause 9(e)(iii)(2), and the shortfall shall be paid and applied from time to time out of legally available assets and funds immediately as and when such assets and funds become legally available ratably among each holder of the Series E-2 Preferred Shares in accordance with the relative remaining amounts owed thereon, 4) after the Series F-1 Redemption Price, the Series F Redemption Price and the Redemption Price of the Series E-2 Preferred Shares have been fully paid, those assets or funds which are legally available shall be used to the extent permitted by applicable Laws to pay the redemption payments due on such date ratably among each holder of the Series D Preferred Shares in proportion to the full amounts of the respectively applicable Series D Redemption Price each such holder of the Series D Preferred Shares is entitled to under the Clause 9(e)(iii)(2), and the shortfall shall be paid and applied from time to time out of legally available assets and funds immediately as and when such assets and funds become legally available ratably among each holder of the Series D Preferred Shares in accordance with the relative remaining amounts owed thereon; 5) after the Series F-1 Redemption Price, the Series F Redemption Price, the Redemption Price of the Series E-2 Preferred Shares and the Series D Redemption Price have been fully paid, those assets or funds which are legally available shall be used to the extent permitted by applicable Laws to pay the redemption payments due on such date ratably among each holder of the Series E-1 Preferred Shares in proportion to the full amounts of the respectively applicable Redemption Price each such holder of the Series E-1 Preferred Shares is entitled to under the Clause 9(e)(iii)(2), and the shortfall shall be paid and applied from time to time out of legally available assets and funds immediately as and when such assets and funds become legally available ratably among each holder of the Series E-1 Preferred Shares in accordance with the relative remaining amounts owed thereon, and 6) after the Series F-1 Redemption Price, the Series F Redemption Price, the Series E Redemption Price and the Series D Redemption Price have been fully paid, those assets or funds which are legally available shall be used to the extent permitted by applicable Laws to pay the redemption payments due on such date ratably among each holder of the Series C Preferred Shares, holder of the Series B Preferred Shares and holder of the Series A Preferred Share in proportion to the full amounts of the respectively applicable Redemption Price each such holder of the Series C Preferred Shares, holder of the Series B Preferred Shares and holder of the Series A Preferred Shares is entitled to under the Clause 9(e)(iii)(2), and the shortfall shall be paid and applied from time to time out of legally available assets and funds immediately as and when such assets and funds become legally available ratably among each holder of the Series C Preferred Shares, holder of the Series B Preferred Shares and holder of the Series A Preferred Shares in accordance with the relative remaining amounts owed thereon.

Without limiting any rights of the holders of Preferred Shares which are set forth in the Memorandum and the Articles, or are otherwise available under Laws, the balance of any Shares subject to redemption hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Shares had prior to such date, until the redemption payment has been paid in full with respect to such Shares.

(f)                                   Acts of the Company.

(i)                                     Protective Rights for the Preferred Shareholders

In addition to any other vote or consent required elsewhere in the Shareholders’ Agreement, the Memorandum and the Articles or by any applicable Laws, each of the Group Companies shall not directly or indirectly, without the consent of the Super Majority Preferred Holders (which shall include the affirmative consent of the Majority Series E Shareholders), the Company and each of its Subsidiaries shall not, and each of the Founders shall procure that each of the Group Companies not to:

(1)                                 sell or dispose of the whole or a substantial part of the undertaking goodwill or the assets of the Company and/or any Group Company;

(2)                                 make any distribution of profits amongst the Shareholders by way of dividend (interim and final) or otherwise;

(3)                                 sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by the Company and/or any Group Company;

(4)                                 adopt any resolution for the dissolution, liquidation or winding up of the Company and/or any Group Company or undertake any merger, reconstruction or liquidation exercise concerning the Company and/or any Group Company or apply for the appointment of a receiver, manager or judicial manager or like officer and/or or enter into or effect any other transaction constituting a Liquidation Event;

(5)                                 approve any transfer, purchase, repurchase or redemption of shares in the Company or any of the Group Company, other than the transfer, purchase, repurchase and redemption otherwise agreed under the Transaction Documents;

(6)                                 amend or change the rights, preferences, privileges, powers, or the restrictions provided for the benefit of holders of Preferred Shares;

(7)                                 make any alteration or amendment to the memorandum and articles of association of the Company or any of the Group Company;

(8)                                 enter into any partnership, or enter into any strategic alliance, strategic cooperation or similar arrangements involving equity investment with any Person which is not a Group Company;

(9)                                 issue any equity security of any Group Company or create or issue any other security convertible into or exercisable for any equity security of any Group Company other than that issued to another Group Company;

(10)                          amend or terminate any agreements related to the variable interest entity (including but not limited to the Control Documents), or waive, exercise or enforce any rights thereunder;

(11)                          commence, terminate or settle any litigation or arbitration in which the amount in dispute is or could reasonably be expected to exceed RMB5,000,000 or involve any equitable relief;

(12)                          make any loan or advancement other than trade credit given in the ordinary course of business or to wholly-owned Subsidiaries of the Company;

(13)                          grant or amend any exclusivity or non-compete obligations to any third party except for those in the ordinary course of business which are not in breach of any Group Company’s biding undertaking; or

(14)                          select the underwriters or listing exchange, or approve the valuation or any material terms and conditions, for any initial public offering of any Group Company (including any restructuring or other preparation in anticipation of such offering or listing) that does not constitute a Qualified IPO.

(ii)                                  Protective Rights for Series A Shareholder.

Without the consent of the Majority Series A Shareholders, the Company and each of its subsidiaries shall not, and each of the Founders shall procure that each of the Group Companies not to:

(1)                                 at a price lower than purchase price of Series A Preferred Shares, increase, reduce or cancel the authorized or issued share capital of the Company and/or any subsidiary or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Series A Shareholder in the Company;

(2)                                 make any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on a parity with the Series A Shareholders; or

(3)                                 make any action that reclassifies any outstanding Shares to the effect that any Share shall have preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series A Shareholders.

(iii)                               Protective Rights for Series B Shareholders.

Without the consent of the Majority Series B Shareholders, the Company and each of its Subsidiaries shall not, and each of the Founders shall procure that each of the Group Companies not to:

(1)                                 at a price lower than purchase price of Series B Preferred Shares, increase, reduce or cancel the authorized or issued share capital of the Company and/or any subsidiary or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Series B Shareholders in the Company;

(2)                                 make any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on a parity with the Series B Shareholders; or

(3)                                 make any action that reclassifies any outstanding Shares to the effect that any Share shall have preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series B Shareholders.

(iv)                              Protective Rights for Series C Shareholders.

Without the consent of the Majority Series C Shareholders, the Company and each of its Subsidiaries shall not, and each of the Founders shall procure that each of the Group Companies not to:

(1)                                 at a price lower than purchase price of Series C Preferred Shares, increase, reduce or cancel the authorized or issued share capital of the Company and/or any subsidiary or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Series C Shareholders in the Company;

(2)                                 make any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on a parity with the Series C Shareholders; or

(3)                                 make any action that reclassifies any outstanding Shares to the effect that any Share shall have preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series C Shareholders.

(v)                                 Protective Rights for Series D Shareholders.

Without the consent of the Majority Series D Shareholders, which shall include the consent of FG Venture as long as FG Venture directly or indirectly holds at least one point six percent (1.6%) of the Shares then issued and outstanding (on an as converted basis), the Company and each of its Subsidiaries shall not, and each of the Founders shall procure that each of the Group Companies not to:

(1)                                 at a price lower than purchase price of Series D Preferred Shares,increase, reduce or cancel the authorized or issued share capital of the Company and/or any subsidiary or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Series D Shareholders in the Company;

(2)                                 make any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on a parity with the Series D Shareholders; or

(3)                                 make any action that reclassifies any outstanding Shares to the effect that any Share shall have preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series D Shareholders.

(vi)                              Protective Rights for Series E Shareholders.

Without the consent of the Majority Series E Shareholders, the Company and each of its Subsidiaries shall not, and each of the Founders shall procure that each of the Group Companies not to:

(1)                                 at a price lower than purchase price of Series E Preferred Shares, increase, reduce or cancel the authorized or issued share capital of the Company and/or any subsidiary or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Series E Shareholders in the Company;

(2)                                 make any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on a parity with the Series E Shareholders; or

(3)                                 make any action that reclassifies any outstanding Shares to the effect that any Share shall have preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series E Shareholders.

(vii)                           Protective Rights for Series F Shareholders.

Without the consent of the Majority Series F Shareholders, the Company and each of its Subsidiaries shall not, and each of the Founders shall procure that each of the Group Companies not to:

(1)                                 at a price lower than purchase price of Series F Preferred Shares, increase, reduce or cancel the authorized or issued share capital of the Company and/or any subsidiary or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Series F Shareholders in the Company;

(2)                                 make any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on a parity with the Series F Shareholders; or

(3)                                 make any action that reclassifies any outstanding Shares to the effect that any Share shall have preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series F Shareholders.

(viii)                        Protective Rights for Series F-1 Shareholders.

Without the consent of the Majority Series F-1 Shareholders, the Company and each of its Subsidiaries shall not, and each of the Founders shall procure the Group Companies not to:

(1)                                 at a price lower than purchase price of Series F-1 Preferred Shares, increase, reduce or cancel the authorized or issued share capital of the Company and/or any subsidiary or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Series F-1 Shareholders in the Company;

(2)                                 make any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on a parity with the Series F-1 Shareholders; or

(3)                                 make any action that reclassifies any outstanding Shares to the effect that any Share shall have preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series F-1 Shareholders.

(ix)                              Protective Rights for Preferred Directors.

                               In addition to any other vote or consent required elsewhere in the Shareholders’ Agreement, the Memorandum and the Articles or by any applicable statute, each of the Founders shall procure that, each of the Group Company shall not directly or indirectly, without the approval of all the Preferred Directors, take any of the following actions, provided that each Preferred Director shall comply with his/her fiduciary duty in his/her capacity of a director of the Company when making his/her decision:

(1)                                 settle or alter the profit sharing scheme or any employee share option or share participation schemes;

(2)                                 make any equity investments or enter into any joint-venture agreement;

(3)                                 create, allow to arise or issue any Debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) on all or any of the undertaking, assets or rights of the Company and/or any Group Company except for the purpose of securing the indebtedness or debt securities that are approved pursuant to subsection 9(f)(ix)‚(2) below or are not required to be approved under the Memorandum and the Articles, or guarantee any indebtedness in favor of any Person which is not a Group Company;

(4)                                 approve or make adjustments or modification to terms of transactions involving the interest of any director, Shareholder, officers or employees (or an Affiliate of any of the foregoing) of the Company and/or any Group Company, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or Shareholder of the Company and/or any Group Company but exclusive of the employment contracts entered into with employees in the standard form of the Group Companies and in compliance with the Yearly Budget;

(5)                                 cease to conduct or change the principle business activities of the Company and/or any Group Company, as such business is normally conducted, or enter into new business deviating from the Yearly

Budget previously approved by the Board of Director of the Company;

(6)                                 sell, assign, transfer, license, pledge, charge, encumber or otherwise dispose of any trademarks, patents, material technology or other intellectual property owned by the Company and/or any Group Company, except for the license granted in the ordinary course of business or that would not cause material adverse effect on the Group Companies; or

(7)                                 make any amendment of the accounting policies previously adopted or change the financial year of the Company and/or any Group Company.

‚                                 In addition to any other vote or consent required elsewhere in the Shareholders’ Agreement, the Memorandum and the Articles or by any applicable statute, each of the Founders shall procure that, each of the Group Company shall not directly or indirectly, without the approval of the Majority Preferred Directors or the Super Majority Preferred Directors (as applicable), take any of the following actions, provided that each Preferred Director shall comply with his/her fiduciary duty in his/her capacity of a director of the Company when making his/her decision:

(1)                                 each Group Company shall not incur any commitment in excess of RMB2,000,000 (or its equivalent in other currency or currencies) at any time in respect of any one expense (other than as approved in the Yearly Budget) without the approval of the Majority Preferred Directors; and each Group Company shall not incur any commitment in excess of RMB10,000,000 (or its equivalent in other currency or currencies) at any time in respect of any one expense (other than as approved in the Yearly Budget) without the approval of the Super Majority Preferred Directors (including affirmative vote of Alibaba Director);

(2)                                 each Group Company shall not incur any indebtedness or issue any debt securities in excess of US$1,500,000 or that would cause the Group Companies’ aggregate indebtedness to exceed US$1,500,000 except for the trade credit, as well as trade facilities obtained from banks or other financial institutions, incurred in the ordinary course of business without the approval of the Majority Preferred Directors; and each Group Company shall not incur any indebtedness or issue any debt securities in excess of US$3,000,000 or that would cause the Group Companies’ aggregate indebtedness to exceed US$30,000,000 except for the trade credit, as well as trade facilities obtained from banks or other financial institutions, incurred in the ordinary course of business without the approval of the Super Majority Preferred Directors (including affirmative vote of Alibaba Director);

(3)                                 each Group Company shall not transfer cash or properties in excess of US$500,000 between the Company and its partly owned Subsidiaries or Affiliates or among its Subsidiaries and Affiliates without the approval of the Super Majority Preferred Directors (including affirmative vote of Alibaba Director);

(4)                                 each Group Company shall not transfer cash or sell, assign, license, pledge, encumber assets in excess of US$500,000 (or its equivalent in other currency or currencies) in a single transaction or a series of related transactions without the approval of the Super Majority Preferred Directors (including affirmative vote of Alibaba Director);

(5)                                 each Group Company shall not make or approve any capital expenditure or any spending that would exceed the amount approved in the then current Yearly Budget by 10% without the approval of the Super Majority Preferred Directors;

(6)                                 each Group Company shall not make any operating lease or real estate rental with annual commitment in excess of US$250,000 (other than as approved in the Yearly Budget) without the approval of the Majority Preferred Directors;

(7)                                 each Group Company shall not enter into or be a party to any transaction with related parties without the approval of the Super Majority Preferred Directors (including the affirmative vote of Alibaba Director); notwithstanding the foregoing, if any related party transactions are related to any operational entities of Alibaba Cloud , such transactions shall only be subject to the approval of the Majority Preferred Directors (including the affirmative vote of Alibaba Director)

(8)                                 each Group Company shall not appoint or settle the terms of appointment of, or remove any general manager, president, chairman, chief executive officer, chief operating officer, Chief Financial Officer, chief technology officer or any employee with a total annual compensation of at least US$200,000 without the approval of the Majority Preferred Directors;

(9)                                 each Group Company shall not appoint or change the Auditor of the Company and/or any Group Company without the approval of the Majority Preferred Directors;

(10)                          each Group Company shall not any increase of compensation in excess of 30% for each of the Key Employees of the Company without the approval of the Majority Preferred Directors; and

(11)                          each Group Company shall not approve or make any amendment to the Yearly Budget without the approval of the Majority Preferred Directors; and each Group Company shall not make any amendment of the amount exceeding 15% of the Yearly Budget with an absolute value exceeding RMB5,000,000 without the approval of the Super Majority Preferred Directors.

(ii)                                  Protective Rights after Completion of the Alibaba Call Option Exercising.

After completion of the Alibaba Call Option exercising, the protective provisions held by each holder of the Preferred Shares that remains with the Company (other than Alibaba) shall be minimized, as to be agreed by the Shareholders.

(iii)                               Approval Over Certain Dismissal.

Subject to compliance with Clause 9(f)(viii)(14), the appointment or settlement of the terms of appointment, the replacement, or the removal of the chairman, chief executive officer, and Chief Financial Officer of the Company shall be subject to the approval of the majority votes of the Board.

(b)                                 Pre-emptive Rights.

(i)                                     Pre-emptive Rights of Preferred Shareholders.

(1)                                 Subject to the terms and conditions specified in the Shareholders’ Agreement, this Clause 9(b), and applicable securities Laws, in the event the Company proposes to offer or sell any Additional Equity Securities, the Company shall first make an offering of such Additional Equity Securities (the “Offered Securities”) to the Preferred Shareholders to subscribe for in accordance with the following provisions of this Clause 9(b).

(2)                                 The Company shall deliver a notice (the “Offer Notice”) to each of the Preferred Shareholders stating (i) its bona fide intention to offer such Offered Securities, (ii) the number of such Offered Securities, (iii) the price and terms, if any, upon which it proposes to offer such Offered Securities, and (iv) the identity of the Person(s) which is potentially to subscribe for such Additional Equity Securities (a “Potential Subscriber”) in the event not all Offered Securities are subscribed for by the Preferred Shareholders.

(3)                                 By written notice to the Company, within thirty (30) days after receipt of the Offer Notice, each Preferred Shareholder may elect to subscribe for up to its pro rata share of the Offered Securities, at the price and on the terms specified in the Offer Notice. For the purpose of this Clause 1.1(b)(i)(3), “pro rata share” shall be determined according to the number of the Ordinary Shares held by a Preferred Shareholder in relation to the total number of the Ordinary Shares held by all of the Preferred Shareholders (each on an as-converted basis).

(4)                                 At the expiration of the aforesaid thirty (30)-day period, the Company shall promptly deliver a notice (the “Second Offer Notice”) to each Preferred Shareholder that elects to purchase its pro rata shares of the Offered Securities (each, a “Fully-Exercising Holder”), stating the number of the Offered Securities which any of the other Preferred Shareholders were entitled to, but did not, subscribe for (the “Remaining Offered Securities”). During fifteen (15)-day period commencing immediately after receipt of the Second Offer Notice, each Fully-Exercising Holder shall be entitled to, upon a written notice (the “Second Exercising Notice”) to the Company, subscribe for a portion of, and up to the entirety of, the Remaining Offered Securities, which shall be equal to (i) the portion of the Remaining Offered Securities intended to be subscribed for as set out in such Fully-Exercising Holder’s Second Exercising Notice, in the event not all Remaining Offered Securities are intended to be subscribed for by the Fully-Exercising Holders with their Second Exercising Notices, or (ii) the proportion that the number of Remaining Offered Securities intended to be subscribed for by such Fully-Exercising Holder as set out in its Second Exercising Notice bears to the total number of Remaining Offered Securities intended to be subscribed for by all Fully-Exercising Holders (each on an as- converted basis) with their Second Exercising Notice, in the event the number of Remaining Offered Securities that are intended to be subscribed for by the Fully-Exercising Holders with their Second Exercising Notices is larger than the total number of the Remaining Offered Securities.

(5)                                 If not all Offered Securities referred to in the Offer Notice are elected to be subscribed for as provided in Clause 9(g)(i)(3) and Clause 9(g)(i)(4) hereof, the Company may, during the ninety (90)-day period following the expiration of the fifteen (15)-day period following the Second Offer Notice, offer the portion of the Offered Securities which are not subscribed for by the Preferred Shareholders (collectively, the “Refused Securities”) to the Potential Subscriber(s) at a price not less than, and upon terms no more favorable to the Potential Subscriber(s) than, those specified in the Offer Notice. If the Company does not enter into an agreement with the Potential Subscriber(s) for the sale of the Offered Securities within such ninety (90)-day period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Offered Securities shall not be sold to the Potential Subscriber(s) unless first reoffered to the Preferred Shareholders in accordance with this Clause 9(b).

(6)                                 The right of each Preferred Shareholder set forth in this Clause 9(b) may not be assigned or transferred. Notwithstanding the aforesaid, the right of each Preferred Shareholder is assignable by any Preferred Shareholder to any Affiliate of such Preferred Shareholder, and such Preferred Shareholder shall be entitled to apportion the right of first offer hereby granted to it among its partners, members and Affiliates in such proportions as it deems appropriate (who shall not be a Company Specific Competitor).

(ii)                                  Termination.

The provisions of this Clause 9(b) shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier of: (a) the consummation of a Qualified IPO, or (b) upon a Liquidation Event.

(c)                                  Right Of First Refusal, Co-Sale And Restrictions On Sale.

(i)                                     Restrictions on Transfer.

(1)                                 Transfer of Shares.

Any proposed assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering, through one or a series of transactions, of any interest in any Shares now or hereafter owned or held by a Shareholder, either directly or indirectly (in each case, a “Transfer”) shall be made in compliance with the terms of this Clause 9(c). A Transfer of the Ordinary Shares by any of the Ordinary Shareholders is a “Proposed Transfer”. For avoidance of doubt, any proposed direct or indirect transfer by an Ordinary Shareholder of an equity interest in any Ordinary Share, including without limitation any transfer or issuance of an equity interest in a holding company that holds, directly or indirectly, an interest in Ordinary Shares, shall constitute a Proposed Transfer for the purpose of this Clause 9(h).

(2)                                 Prohibition on Transfer of Ordinary Shares.

In addition to the restrictions set forth in Clause 9(c)(ii) and Clause 9(c)(iii), each of the Founders further agrees and undertakes to the Preferred Shareholders that until the later of (a) the consummation of a Qualified IPO, or (b) the fourth (4th) anniversary of the Series F-1 Closing Date, he and any of his Permitted Relative(s) (where it/he/she is a holder of any Ordinary Share) will not sell, assign, pledge, hypothecate, encumber or otherwise transfer any Ordinary Shares of the Company or in any other way dilute any beneficial ownership, control and discretion over any Ordinary Shares of the Company, either directly or through a holding company of such Founder or his Permitted Relative(s) without at least three fourths (3/4) of the votes of the Board (including affirmative votes of all the Preferred Directors), the restrictions on transfer set forth in this Clause 1.1(c)(i)(2) shall not apply to an exempt transfer that meets the requirements set forth in Clause 9(c)(vi).

(3)                                 Prohibition on Transfer of Preferred Shares.

Subject to the provisions of Clause 9(h)(i)(3), Clause 9(h)(ii)(7) and Clause 9(h)(ii)(8), each Preferred Shareholder may freely Transfer any Shares of the Company now or hereafter owned or held by it, provided that the transferee, if not already a Party to the Shareholders’ Agreement, shall execute and deliver such documents and take such other actions as may be necessary for the transferee to join in and be bound by the terms of the Shareholders’ Agreement as a “Preferred Shareholder” upon and after such Transfer.

None of the Preferred Shareholders shall transfer any Shares to any Company Specific Competitor (as defined in the Shareholders’ Agreement) without the prior written consent of Majority Ordinary Holders, unless such transfer is on the open market after the effective date of the Qualified IPO or other initial public offering of the Company. Subject to the approval of the majority votes of the Board (including affirmative vote of at least one Preferred Director that is not appointed by the transferring Preferred Shareholder), the Company is entitled to update the list of the Company Specific Competitors once in a twelve (12) months period provided that such Company Specific Competitor is conducting the same or similar business as the business conducted by the Company, which shall only be effective after such updated list is duly approved by the Super Majority Preferred Holders (which shall include the affirmative consent of the Majority Series E Shareholders).

(ii)                                  Right of First Refusal.

(1)                                 Grant.

Subject to the provisions of the Companies Act and any other applicable Laws, each Ordinary Shareholder (each a “Transferor”) hereby unconditionally and irrevocably grants to each of the Preferred Shareholders (each an “Eligible Holder”) a right of first refusal (the “Right of First Refusal”) to purchase its respective pro rata share of all the Shares (the “Transfer Shares”) to be included in a Proposed Transfer, at the same price and on the same terms and conditions as those offered to the proposed transferee (the “Prospective Transferee”). The Preferred Shareholders shall be entitled to apportion the Right of First Refusal granted under this Clause 9(h)(ii) among its partners, members and Affiliates in such proportions as they deem appropriate (who shall not be a Company Specific Competitor). In the event of a conflict among the Memorandum and the Articles and any other agreement that may have been entered into by an Ordinary Shareholder with the Company that contains a preexisting right of first refusal, the terms of the Memorandum and the Articles shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with this Clause 9(h)(ii).

(2)                                 Notice.

Each Ordinary Shareholder proposing to make a Proposed Transfer must deliver a notice (the “Proposed Transfer Notice”) to the Company and each of the Preferred Shareholders. Such Proposed Transfer Notice shall contain the material terms and conditions of the Proposed Transfer, amount of Transfer Shares and the identity of the Prospective Transferee.

(3)                                 Exercise.

To exercise its Right of First Refusal, the Eligible Holder must deliver a written notice (an “Exercise Notice”) to the Transferor and the Company within thirty (30) days (the “Eligible Holder Notice Period”) after receipt of the Proposed Transfer Notice. Such right shall at all times be exercised in accordance with the provisions of the Companies Act and any other applicable Laws. Failure by an Eligible Holder to give an Exercise Notice within the Eligible Holder Notice Period shall be deemed to constitute a decision by such Eligible Holder not to exercise its Right of First Refusal.

Each Eligible Holder shall be entitled to purchase all or any portion of its respective pro rata share of the Transfer Shares set out in the Proposed Transfer Notice at the same price and subject to the same material terms and conditions as described in the Proposed Transfer

Notice. For the purpose of this Clause, “pro rata share” shall be determined according to the number of the Ordinary Shares held by an Eligible Holder in relation to the total number of the Ordinary Shares held by all of the Eligible Holders (each on an as-converted basis).

(4)                                 Under-subscription of Transfer Shares.

If any Eligible Holder fails to exercise its Right of First Refusal to purchase its full pro rata share of the Transfer Shares by the end of the Eligible Holder Notice Period, then the Company shall, immediately after the expiration of the Eligible Holder Notice Period, send a written notice (the “Under-subscription Notice”) to those Eligible Holders who have fully exercised their options within the Eligible Holder Notice Period (the “Fully-Exercising Eligible Holders”). Each Fully-Exercising Eligible Holder shall have an additional option to purchase all or any part of the remaining Transfer Shares which are not notified to be purchased by the other Eligible Holders upon the expiration of the Eligible Holder Notice Period (the “Remaining Transfer Shares”) on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, a Fully-Exercising Eligible Holder must deliver a written notice (the “Second ROFR Exercise Notice”) to the Transferor and the Company within fifteen (15) days after its receipt of the Under-subscription Notice. Upon its giving the Second ROFR Exercise Notice, each Fully-Exercising Eligible Holder shall be entitled to purchase a portion of, and up to the entirety of, the Remaining Transfer Shares, which shall be equal to (i) the portion of the Remaining Transfer Shares intended to be purchased as set out in such Fully-Exercising Eligible Holder’s Second ROFR Exercise Notice, in the event not all Remaining Transfer Shares are intended to be purchased by the Fully-Exercising Eligible Holders with their Second ROFR Exercise Notices, or (ii) the proportion that the number of Remaining Transfer Shares intended to be purchased by such Fully-Exercising Eligible Holder as set out in its Second ROFR Exercise Notice bears to the total number of Remaining Transfer Shares intended to be purchased by all Fully-Exercising Eligible Holders (each on an as-converted basis) with their Second ROFR Exercise Notice, in the event the number of Remaining Transfer Shares that are intended to be purchased by the Fully-Exercising Eligible Holders with their Second ROFR Exercise Notices is larger than the total number of the Remaining Transfer Shares.

(5)                                 Waiver of Rights.

If the total number of Transfer Shares that the Eligible Holders indicate an interest in purchasing in their Exercise Notices and Second ROFR Exercise Notices is less than the total number of Transfer Shares, then the Eligible Holders shall be deemed to have waived any right to purchase the remaining portion of the Transfer Shares, and the Transferor shall be free to sell all, but not less than all, of the remaining portion of the Transfer Shares to the Prospective Transferee at the same price and subject to the same material terms and conditions as described in the Proposed Transfer Notice (subject to the other terms and restrictions of the Memorandum and the Articles, including without limitation the provisions of this Clause 9).

(6)                                 Consideration; Closing of the Purchase of Transfer Shares.

If the consideration proposed to be paid for the Transfer Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be determined in good faith by the Board (including the affirmative vote of all the Preferred Directors). If the Eligible Holders cannot for any reason pay for the Transfer Shares in the same form of non-cash consideration, the Eligible Holders may pay the cash value equivalent thereof, as determined by the Board (including the affirmative vote of all the Preferred Directors). The closing of the purchase of Transfer Shares by the Eligible Holders shall take place, and all payments from the Eligible Holders shall have been delivered to the Transferor, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer, and (ii) the forty-fifth (45th) day after delivery of the Exercise Notice.

(7)                                 Right of First Refusal for the Founders and the Company

Subject to the provisions of the Companies Act any other applicable Laws and Clause 9(h)(ii)(7), each holder of Preferred Shares hereby unconditionally and irrevocably grants to each of the Founders and the Company a right of first refusal to purchase up to all of the Shares intended to be transferred by such holder of Preferred Shares to any Company Specific Competitor.

The holder of Preferred Shares who proposes to transfer any Shares to a Company Specific Competitor must deliver a written notice to the Founders and the Company, which shall contain the material terms and conditions of the proposed transfer, amount of Shares to be transferred and identity of the proposed transferee. To exercise the right of first refusal under this Clause 9(h)(ii)(7), the Founders and the Company must deliver a written notice to the holder of

Preferred Shares who intends to transfer any Shares to a Company Specific Competitor within thirty (30) days after receipt of the notice from such holder of Preferred Shares. Such right shall at all times be exercised in accordance with the provisions of the Companies Act and any other applicable Laws. If both the Founders and the Company fail to give such a notice within the above period or to purchase all the Shares intended to be transferred, they shall be deemed not to exercise their right of first refusal under this Clause 9(h)(ii)(7).

(8)                                 Right of First Refusal for Alibaba

Subject to the provisions of the Companies Act and other applicable Laws and Clause 9(h)(i)(2) and Clause 9(h)(i)(3), each holder of Preferred Shares (excluding Alibaba) hereby unconditionally and irrevocably grants Alibaba a right of first refusal to purchase all but no less than all the Shares intended to be transferred by such holder of Preferred Shares to any Alibaba Competitor (as defined in the Shareholders’ Agreement), at the same price ad on the same terms and conditions as those offered to such Alibaba Competitor. For avoidance of doubt, if Alibaba updates the list of Alibaba Competitors, and prior to such update a holder of Preferred Shares has delivered to Alibaba a written notice pursuant to this Clause 9(h)(ii)(8) with respect to a proposed transfer to an investor which is newly included in the list of Alibaba Competitors due to the such update, such investor shall not be regarded as an Alibaba Competitor for the purpose of the proposed transfer in above notice.

In the event that any holder of Preferred Shares contemplates to transfer any Shares of the Company to a Person that is concurrently both a Company Specific Competitor and an Alibaba Competitor, Alibaba is entitled to exercise the right of first refusal under Clause 9(h)(ii)(8) in priority to the right of first refusal of the Founders and the Company under Clause 9(h)(ii)(7).

The holder of Preferred Shares who proposes to transfer any Shares to an Alibaba Competitor must deliver a written notice to Alibaba, which shall contain the material terms and conditions of the proposed transfer, amount of Shares to be transferred and identity of the proposed transferee. To exercise its right of first refusal under this Clause 9(h)(ii)(8), Alibaba must deliver a written notice to the holder of Preferred Shares who intends to transfer any Shares to an Alibaba Competitor and the Company within thirty (30) days after receipt of the notice from such holder of Preferred Shares. Such right shall at all times be exercised in accordance with the provisions of the Companies Act and any other applicable Laws. Alibaba’s failure to give such a notice within the above period or to purchase all the Shares intended to be transferred shall be deemed to constitute a decision by Alibaba not to exercise its right of first refusal under this Clause 9(h)(ii)(8).

If Alibaba does not exercise the right of first refusal under this Clause 9(h)(ii)(8), the holder of Preferred Shares may, during the ninety (90)-day period following the expiration of the above thirty (30)-day period, transfer its Shares to the proposed transferee at a price not less than, and upon terms no more favorable to the proposed transferee than, those specified in the notice. If the holder of Preferred Shares does not enter into an agreement with the proposed transferee for such transfer within such ninety (90)-day period, or if such agreement is not consummated within thirty (30) business days of the execution thereof, the right provided under this Clause 9(h)(ii)(8) shall be deemed to be revived and such the holder of Preferred Shares shall not transfer any Shares to the proposed transferee unless first reoffer to Alibaba in accordance with this Clause 9(h)(ii)(8).

(9)                                 Transfer and Assign.

The right of first refusal set forth in this Clause 1.1(c)(ii) may not be assigned or transferred. Notwithstanding the aforesaid, the right of first refusal is assignable by any Preferred Shareholder to any Affiliate of the Preferred Shareholder, and the Preferred Shareholder shall be entitled to apportion the right of first refusal hereby granted to it among its partners, members and Affiliates in such proportions as it deems appropriate (who shall not be a Company Specific Competitor).

(iii)                               Right of Co-Sale.

(1)                                 If any Transfer Shares subject to a Proposed Transfer are not purchased pursuant to Clause 9(c)(ii) above and thereafter are to be sold to a Prospective Transferee (such Transfer Shares, the “Co-Sale Eligible Shares”), any Preferred Shareholder, who has not exercised its rights under Clause 9(c)(ii) (the “Co-Sale Shareholder”) may elect to exercise its right to co-sell its shares (the “Right of Co-Sale”) up to its pro-rata share on the same terms and conditions specified in the Proposed Transfer Notice. To exercise its Right of Co-Sale, the Co-Sale Shareholder must give the Transferor and the Company a written notice to that effect within the Eligible Holder Notice Period, and upon giving such notice the Co-Sale Shareholder shall be deemed to have effectively exercised the Right of Co-Sale. For the purpose of this Clause 1.1(c)(iii)(1), “pro-rata share” of a Co-Sale

Shareholder shall be determined according to the number of Ordinary Shares held by a Co-Sale Shareholder immediately prior to the closing of the transfer of the Transfer Shares held by such Preferred Shareholder in relation to the total number of Ordinary Shares held by the Transferors and all of the Co-Sale Shareholders that have exercised their Right of Co-Sale (each on an as-converted basis) immediately prior to the closing of the transfer of the Transfer Shares.

(2)                                 The sale of the Co-Sale Eligible Shares shall occur simultaneously with the closing of the Proposed Transfer in question (the “Co-Sale Closing”). For avoidance of doubt, the Right of Co-Sale shall not apply with respect to Transfer Shares sold or to be sold to the Preferred Shareholders under the Right of First Refusal in Clause 9 (c)(ii).

(3)                                 Each Co-Sale Shareholder shall effect its participation in the Proposed Transfer by delivering to the Transferor, prior to the Co- Sale Closing, one or more executed instruments of transfer and one or more share certificates, properly endorsed for transfer to the Prospective Transferee, representing:

(A)                               the number of Ordinary Shares that the Co-Sale Shareholder elects to include in the Proposed Transfer; or

(B)                               the number of Preferred Shares that are at such time convertible into the number of Ordinary Shares that the Preferred Shareholder elects to include in the Proposed Transfer; provided, however, that if the Prospective Transferee objects to the allotment of convertible Preferred Shares in lieu of Ordinary Shares, the Preferred Shareholder shall first convert the Preferred Shares into Ordinary Shares and allot Ordinary Shares as provided above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the Prospective Transferee.

(4)                                 The terms and conditions of any sale pursuant to this Clause 9(c)(iii) will be contained in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction.

(5)                                 Each share certificate the Co-Sale Shareholder delivers to the Transferor pursuant to Clause 9(c)(iii)(3) shall be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Shares pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the Transferor shall remit to the Co-Sale Shareholder of the sale proceeds to which the Co-Sale Shareholder is entitled by reason of its participation in such sale. If any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from the Co-Sale Shareholders exercising its Right of Co-Sale hereunder, no Transferor may sell any Transfer Shares to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Transferor purchases all securities subject to the Right of Co-Sale from the Co-Sale Shareholders.

(iv)                              Proposed Transfer - Compliance Period

If any Proposed Transfer is not consummated within seventy-five (75) days after receipt of the Proposed Transfer Notice by the Company and the Preferred Shareholders, the Transferor proposing to make a Proposed Transfer may not sell any Transfer Shares unless such Transferor complies in full with each provision of this Clause 9(c). The exercise or election not to exercise any right by any Preferred Shareholder in respect of a given Proposed Transfer shall not adversely affect its right to participate in any other Proposed Transfer under this Clause 9(c).

(v)                                 Effect of Failure to Comply.

(1)                                 Any Proposed Transfer not made in compliance with the requirements of the Memorandum (including without limitation this Clause 9(c)), the Articles or the Shareholders’ Agreement shall be null and void ab initio, shall not be recorded on the books or register of the Company or its transfer agent and shall not be recognized by the Company. Each Party hereto acknowledges and agrees that any breach of this Clause 9(c) would result in substantial harm to the other Parties hereto for which monetary damages alone could not adequately compensate.       Therefore, the Parties hereto unconditionally and irrevocably agree that any non-breaching Party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Shares not made in strict compliance with the Memorandum, the Articles and the Shareholders’ Agreement).

(2)                                 If any Party becomes obligated to sell any Shares to the Company or any Preferred Shareholder under the Memorandum, the Articles and the Shareholders’ Agreement and fails to sell and deliver such Shares in accordance with the terms of the Memorandum, the Articles and the Shareholders’ Agreement, the Company and/or such Preferred Shareholder may, at its option, in addition to all other remedies it may have, send to such Party the purchase price for such Shares as is herein specified and transfer to the name of the Company or such Preferred Shareholder, and the Company shall, and the Founders shall cause the Company to, effect such transfer in the name of a Preferred Shareholder, on the Company’s books or any certificates, instruments, or book entry representing the Transfer Shares to be sold.

(3)                                 If any Founder purports to sell any Shares in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each of the Preferred Shareholders, in addition to such remedies as may be available by Law, in equity or hereunder, is entitled to require such Transferor to purchase Shares from the Preferred Shareholders, as provided below, and such Transferor will be bound by the terms of such option. If a Transferor makes a Prohibited Transfer, the Preferred Shareholders upon timely exercise of its Right of Co-Sale under Clause 9(c)(iii) may require such Transferor to purchase from the Preferred Shareholders the type and number of Shares that the Preferred Shareholder would have been entitled to sell to the Prospective Transferee pursuant to and in compliance with the terms of Clause 9(c)(iii) had the Prohibited Transfer been effected. The sale will be made on the same terms and subject to the same conditions as would have applied had the Transferor not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after such Preferred Shareholder learns of the Prohibited Transfer, as opposed to the timeframe prescribed in Clause 9(c)(iii). Such Transferor shall also reimburse the Preferred Shareholder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Preferred Shareholder’s rights under Clause 9(c)(iii).

(vi)                              Exempt Transfers.

Notwithstanding the foregoing or anything to the contrary herein, the provisions of Clause 1.1(c)(i)(2), Clause 9(c)(ii) and Clause 9(c)(iii) (to the extent applicable) shall not apply to: (a) transfer of Shares by an Ordinary Shareholder to an entity wholly-owned by such Ordinary Shareholder (the “Wholly Owned Entity”), provided that such Ordinary Shareholder shall cause the Wholly Owned Entity to immediately transfer back to such Ordinary Shareholder all Shares transferred to it pursuant to the preceding if the Wholly Owned Entity is, or is planned to be, no longer wholly owned by such Ordinary Shareholder, (b) transfer by a Founder of up to ten percent (10%) of the Ordinary Shares held by such Founder at the Series B Closing

Date, to a spouse or child of such Founder, or to the trust for such Founder’s account sponsored for the sole benefit of his spouse and/or child (together with the Wholly Owned Entity, the “Permitted Relatives” ), or (c) transfer by a Preferred Shareholder of Shares to Alibaba pursuant to its Alibaba Call Option (together with the transfer to the Wholly Owned Entity and the Permitted Relatives in compliance with the Memorandum and the Articles, the “Exempt Transfers”); provided, that, (i) unless otherwise approved by the Preferred Shareholders, the Ordinary Shareholders may conduct the Exempt Transfers under subsection (a) and (b) above in up to three (3) installments, (ii) other than the Exempt Transfers under subsection (c) above, each transferee in the Exempt Transfer, prior to the completion of the sale, transfer, or assignment, shall have executed documents, in form and substance satisfactory to the Preferred Shareholders, assuming the obligations of the Transferor under the Memorandum and the Articles, the Shareholders’ Agreement and other relevant documents, and authorized the Transferor to vote as a Shareholder of the transferred shares and executed all the related legal documents on behalf of such transferee, (iii) the total number of Ordinary Shares to be transferred in accordance with subsection (b) above shall be no more than ten (10%) percent of the Ordinary Shares held by such Transferor at the Series B Closing Date, and (iv) the Exempt Transfers shall be in compliance with applicable Laws (including but not limited to Laws relating to foreign exchange administration under the PRC).

(vii)                           Term.

The provisions of this Clause 9(c) shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier of (i) immediately prior to the Company’s Qualified IPO, and (ii) the occurrence of a Liquidation Event.

(d)                                 Drag-Along.

(i)                                     Drag-Along Rights.

In the event that the holders of two thirds or above of all outstanding Shares (on an as-converted basis) of the Company (the “Drag-Along Shareholders”) approve a Qualified Trade Sale of the Company to a Person (whether structured as a merger, reorganization, asset sale, stock sale or otherwise) (the “Drag-Along Sale”), the Founders, all other holders of Ordinary Shares and all holders of Preferred Shares (collectively, the “Dragged Shareholders”) shall (a) vote all voting shares held by them in the same manner as the Drag-Along Shareholders, (b) refrain from exercising any dissenters’ rights or rights of appraisal under applicable Laws at any time with respect to such sale of the Company, (c) execute and deliver all related documentation and take such other action in support of the sale of the Company as shall reasonably be requested by the Company or the

Drag-Along Shareholders, and (d) if such sale of the Company is structured as a stock transfer, shall transfer the same percentage of securities to the Person on the same terms as the Drag-Along Shareholders, provided, however, that, if the potential purchaser in such Drag-Along Sale is an Alibaba Competitor, such Drag-Along Sale shall be subject to prior written approval from Alibaba. Notwithstanding any provision to the contrary, the share transfer restrictions of this Clause 9(c) shall not apply to any transfers made pursuant to this Clause 9(d).

(ii)                                  Representation and Undertaking.

(1)                                 Any such sale or disposition by each Dragged Shareholder shall be on the terms and conditions as the proposed Drag-Along Sale by the Drag-Along Shareholders. Each of such Dragged Shareholders shall make customary and usual representations and warranties in connection with the Drag-Along Sale, including, without limitation, as to its ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by it in the Drag-Along Sale; and any violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any Laws applicable to such Dragged Shareholder or any material contract to which such Dragged Shareholder is a party or by which it is bound and shall, without limitation as to time, indemnify and hold harmless to the full extent permitted by Laws, the purchaser(s) against all obligations, cost, damages, expenses, losses, judgments, assessments, or other liabilities including, without limitation, any special, indirect, consequential or punitive damages, any court costs, costs of preparation, attorney’s fees or expenses, or any accountant’s or expert witness’ fees arising out of, in connection with or related to any breach or alleged breach of any representation or warranty made by, or agreements, understandings or covenants of such Dragged Shareholder as the case may be, under the terms of the agreements relating to such Drag-Along Sale.

(2)                                 Each of the Dragged Shareholders undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any Governmental Authority or any third party, which are required to be obtained or made by it in connection with the Drag-Along Sale, and to pay its pro rata expenses incurred in connection with the Drag- Along Sale.

(iii)                               Drag-Along Notice.

Prior to making any Drag-Along Sale in which the Drag-Along Shareholders wish to exercise their rights under this Clause 9(d), the Drag-

Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than forty-five (45) days prior to the proposed closing date of the Drag-Along Sale (the “Drag-Along Sale Date”). The Drag-Along Notice shall set forth: (a) the name and address of the potential purchaser(s), (b) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by each of the purchasers, (c) the Drag-Along Sale Date, (d) the number of shares held of record by the Drag-Along Shareholders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholders, and (e) the number of shares of the Dragged Shareholders to be included in the Drag- Along Sale.

(iv)                              Transfer Certificate.

On the Drag-Along Sale Date, subject to its receipt of the consideration payable and due to it in respect of the Drag-Along Sale from the purchaser(s) under the transaction documents of the Drag-Along Sale, each of Drag- Along Shareholders and the Dragged Shareholders shall each deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its shares to be included in the Drag-Along Sale, duly endorsed for transfer with signatures guaranteed, to such purchaser(s) in the manner and at the address indicated in the Drag-Along Notice.

(v)                                 Payment.

If a Drag-Along Shareholder or a Dragged Shareholders has received the purchase price for its shares or such purchase price had been made available to it as part of a Drag-Along Sale and, in either case it fails to deliver the certificate evidencing its shares transfer to the purchaser(s) as described in this Clause 9(d), it shall for all purposes be deemed no longer to be a Shareholder of the Company (with the record books of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any shares held by it, shall have no other rights or privileges as a Shareholder of the Company. In addition, the Company shall stop any subsequent transfer of any such shares held by such Shareholders. For avoidance of doubt, such Drag-Along Sale shall be treated as a Trade Sale.

(vi)                              Term.

The provisions of this Clause 9(d) shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier of (i) immediately prior to the Company’s Qualified IPO, and (ii) the occurrence of a Liquidation Event.

2.                                      TRANSFER OF SHARES

2.1.                            Subject to transfer restrictions as set forth in Clause 9, the Company shall, on receipt of an executed instrument of transfer complying with Section 7.1 of the Articles and any agreements relating to the transfer of Shares to which the Company is a party, including without limitation the Shareholders’ Agreement, enter the name of the transferee of a Share in the Register of Members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a Resolution of Directors.

2.2.                            Subject to Clause 9, the directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

3.                                      AMENDMENTS

3.1.                            Subject to Clause 9, the Company may amend the Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

(a)                                 to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b)                                 to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles;

(c)                                  in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; or

(d)                                 to Clause 9 or Clause 11.

3.2.                            Any amendment of the Memorandum or the Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and restated Articles, filed by the registered agent.

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (2004)
(AS AMENDED OR MODIFIED FROM TIME TO TIME)

TENTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

QINIU LIMITED

(Adopted by Resolutions of Shareholders passed on October 10, 2019)

1.                                      INTERPRETATION

1.1.                            References in these Articles of Association (“Articles”) to the Act shall have the meaning described below. The following Articles shall constitute the Articles of the Company. In these Articles, words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all legal entities capable of having a legal existence.

1.2.                            In the Memorandum and these Articles, the capitalized terms shall have the following meaning unless there is something in the subject or context inconsistent therewith:

“Act” means the Business Companies Act (2004) of the British Virgin Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

“Additional Equity Securities” means any Preferred Shares, Ordinary Shares or other equity interest of any Group Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and equity interests of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other equity interests including convertible debt, provided, however, that the term “Additional Equity Securities” shall not include:

(i)                                     any Ordinary Shares issued upon the conversion of the Preferred Shares;

(ii)                                  any Series F-1 Preferred Share issued by the Company under the Series F-1 Purchase Agreement;

(iii)                               any Employee Compensation Share;

(iv)                              any Equity Securities issued in connection with any share split, share dividend or other similar event in which any holder of the Preferred Shares is entitled to participate;

(v)                                 any Equity Securities issued upon the exercise, conversion or exchange of any outstanding securities if such outstanding securities constituted Additional Equity Securities;

(vi)                              any Equity Securities issued in connection with a Qualified IPO;

(vii)                           any dividend or distribution on the Preferred Shares;

(viii)                        any Equity Securities issued in connection with a bona fide business acquisition of or by any Group Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise approved by (i) the board of such Group Company, (ii) the Majority Series A Shareholders, (iii) the Majority Series B Shareholders, (iv) the Majority Series C Shareholders, (v) the Majority Series D Shareholders, (vi) the Majority Series E Shareholders, (vii) the Majority Series F Shareholders, and (viii) the Majority Series F-1 Shareholders; or

(ix)                              any Equity Securities issued in connection with any future borrowings, line of credit, leasing or similar financing arrangement of any Group Company approved by (i) the board of such Group Company, (ii) the Majority Series A Shareholders, (iii) the Majority Series B Shareholders, (iv) the Majority Series C Shareholders, (v) the Majority Series D Shareholders, (vi) the Majority Series E Shareholders, (vii) the Majority Series F Shareholders, and (viii) the Majority Series F-1 Shareholders.

“Additional Ordinary Shares” means all Ordinary Shares issued by the Company (including all Ordinary Shares issuable upon an exercise, conversion or exchange of Ordinary Share Equivalents issued or granted by the Company); provided that the term “Additional Ordinary Shares” does not include (i) Employee Compensation Share, (ii) securities issued upon conversion of the Preferred Shares, (iii) securities issued as a dividend or distribution on the Preferred Shares, (iv) securities issued in connection with any share split, share dividend, combination, recapitalization or other similar transaction of the Company, or (v) warrants or options to purchase securities granted to strategic partners of the Company in connection with mergers and acquisitions of other companies approved by the Board (including affirmative votes of all the Preferred Directors).

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any shareholder, general partner, officer, director of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners of, or shares the same management company with, such Person.

With respect to YF, the “Affiliate” of YF means (i) any of YF RMB Funds or YF USD Funds; (ii) any other fund or special purpose investment vehicle managed or sponsored by any YF Advisor; or (iii) any portfolio company Controlled by any of the foregoing.

For the purpose of this definition only,

“YF RMB Fund” shall mean any of the following:

(i)

(ii)

(iii)                 and

(iv)

“YF USD Fund” shall mean any of the following:

(i)                       Yunfeng Fund, L.P.,

(ii)                    Yunfeng Fund II, L.P.; and

(iii)                 Yunfeng Fund III, L.P.

“YF Advisor” means “Yunfeng Offshore Advisor” or “Yunfeng Onshore Advisor”.

“YF Offshore Advisor” means Yunfeng Capital Limited.

“YF Onshore Advisor” means 上海云锋投资管理有限公司 or 上海云锋新创投资管理有限公司, as the case may be.

For the avoidance of doubt, Yunfeng shall not be deemed an Affiliate of Alibaba Group Holding Limited or Ant Financial Services Group.

“Controlled” shall mean (A) the possession, directly or indirectly, of more than fifty percent (50%) ownership interest; (ii) the possession, directly or indirectly, of more than fifty percent (50%) of voting securities; or (iii) the possession, directly or indirectly, of the power to nominate or appoint a majority of the members of the board of directors or similar governing body.

“Alibaba” means Taobao China Holding Limited.

“Alibaba Director” has the meaning specified in Section 9.2(e) of these Articles.

“Articles” means the Tenth Amended and Restated Articles of Association of the Company as originally framed or as from time to time altered by Resolution of Shareholders.

“as adjusted” means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement.

“Auditor” means the means the auditor retained by the Company which is an independent public accountant of internationally recognized standing approved by the Majority Series A Shareholders, the Majority Series B Shareholders, the Majority Series C Shareholders, the Majority Series D Shareholders, the Majority Series E Shareholders, the Majority Series F Shareholders and the Majority Series F-1 Shareholders.

“Board” means the board of directors of the Company.

“BOCOM” mean BOCOM Fund and BOCOM International.

“BOCOM Fund” means Qiniu BOCOM International No.1 Equity Fund.

“BOCOM International” means BOCOM International Asset Management Limited.

“Business Cooperation Agreement” means that certain Business Cooperation Agreement entered into by and among Shanghai Company-1 and Alibaba Cloud Computing Ltd. (阿里云计算有限公司), dated on May 27, 2017, regarding the business cooperation between the Company (or its affiliates) and Alibaba (or its affiliates).

“CBC” means CBC Cloud Investment Limited.

“Chairman of the Board” means the chairman of the Board of the Company.

“Chengtong” means EverestLu Holding Limited (永祿控股有限公司).

“Company” means Qiniu Limited, a company organized and existing under the laws of the British Virgin Islands.

“control” means, when used with respect to any Person, power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Control Documents” means the following set of contracts entered into by the WFOE with each of the Domestic Companies and its shareholders or issued by other related parties: an Exclusive Technology Consulting and Service Agreement, an Equity Pledge Agreement, a Share Option Agreement, an Operating Agreement, a Power of Attorney and a Spouse Consent Letter.

“Conversion Price” means the conversion price of the Series A Preferred Shares, the conversion price of the Series B Preferred Shares, the conversion price of the Series C Preferred Shares, the conversion price of the Series D Preferred Shares, the conversion price of the Series E Preferred Shares, the conversion price of the Series F Preferred Shares, or the conversion price of the Series F-1 Preferred Shares, as the case may be.

“Conversion Share” has the meaning specified in Clause (d)(iii) of the Memorandum.

“Co-Sale Closing” has the meaning ascribed to it in Clause 1.1(c)(iii)(2) of the Memorandum.

“Co-Sale Shareholder” has the meaning ascribed to it in Clause 9(h)(iii)(1) of the Memorandum.

“Co-Sale Eligible Shares” has the meaning ascribed to it in Clause 1.1(c)(iii)(1) of the Memorandum.

“Debenture” means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Director” means a member of the Board.

“Domestic Companies” means Beijing Kongshan Information Technologies Co., Ltd., Shanghai Qiniu Information Technologies Co., Ltd. and Shanghai Qiniu Web Technologies Co., Ltd.

“Drag-Along Notice” has the meaning ascribed to it in Clause 1.1(d)(iii) of the Memorandum.

“Drag-Along Sale” has the meaning ascribed to it in Clause 1.1(d)(i) of the Memorandum.

“Drag-Along Sale Date” has the meaning ascribed to it in Clause 1.1(d)(iii) of the Memorandum.

“Drag-Along Shareholders” has the meaning ascribed to it in Clause 1.1(d)(i) of the Memorandum.

“Dragged Shareholders” has the meaning ascribed to it in Clause 1.1(d)(i) of the Memorandum.

“Employee Compensation Share” means up to 18,107,143 Ordinary Shares issued or issuable to employees, consultants or directors of the Company either in connection with the provision of services to the Company or on exercise of any options to purchase Employee Compensation Shares granted under a share incentive plan or other arrangement approved by the Company’s Board, including without limitation in connection with a restricted stock or other equity compensation plan or arrangement approved by the Company’s Board (including affirmative votes of all the Preferred Directors).

“Eligible Holder” has the meaning ascribed to it in Clause 1.1(c)(ii)(1) of the Memorandum.

“Eligible Holder Notice Period” has the meaning ascribed to it in Clause 1.1(c)(ii)(3) of the Memorandum.

“Eligible Persons” means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons, and an “Eligible Person” means anyone of them.

“Equity Securities” means any Ordinary Shares or Ordinary Share Equivalents of the Company.

“Exempt Transfer” has the meaning ascribed to it in Clause 1.1(c)(vi) of the Memorandum.

“Exercise Notice” has the meaning ascribed to it in Clause 1.1(c)(ii)(3) of the Memorandum.

“FG Venture” means FG Venture, L.P..

“Founders” means Shiwei Xu and Guihua Lv.

“Fully-Exercising Holder” has the meaning ascribed to it in Clause 1.1(b)(i)(4) of the Memorandum.

“Fully-Exercising Eligible Holders” has the meaning ascribed to it in Clause 1.1(c)(ii)(4) of the Memorandum.

“Golden” means Golden Valley Holdings Limited.

“Governmental Authority” means the government of any nation, province, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, and any corporation or other entity owned or controlled, through share or capital ownership or otherwise, by any of the foregoing.

“Group Companies” means the Company, the WFOE, the Domestic Companies, the HK Co., and any other direct or indirect Subsidiary of a Group Company collectively, and the Group Company means any one of them.

“HK Co.” means Qiniu (China) Limited.

“Harvest” means Harvest Yuanxiang (Cayman) Limited.

“Jumbo” means Jumbo Sheen Amber LP.

“Laws” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Liquidation Event” has the meaning specified in Clause (b)(ii) of the Memorandum.

“Majority Ordinary Holders” means the holders of more than fifty percent (50%) of the then issued and outstanding Ordinary Share, calculated on an as converted basis.

“Majority Preferred Directors” means a majority of the Preferred Directors (at least five (5) out of eight (8)).

“Majority Preferred Holders” means the holders of more than fifty percent (50%) of the then issued and outstanding Preferred Shares, including any Conversion Shares, calculated on an as converted basis.

“Majority Series A Shareholders” means the holders of more than fifty percent (50%) of the then issued and outstanding Series A Preferred Shares, calculated on an as converted basis.

“Majority Series B Shareholders” means the holders of more than fifty percent (50%) of the then issued and outstanding Series B Preferred Shares, calculated on an as converted basis.

“Majority Series C Shareholders” means the holders of more than fifty percent (50%) of the then issued and outstanding Series C Preferred Shares, calculated on an as converted basis.

“Majority Series D Shareholders” means the holders of more than fifty percent (50%) of the then issued and outstanding Series D Preferred Shares, calculated on an as converted basis.

“Majority Series E Shareholders” means the holders of more than eighty percent (80%) of the then issued and outstanding Series E Preferred Shares, calculated on an as converted basis.

“Majority Series F Shareholders” means the holders of more than fifty percent (50%) of the then issued and outstanding Series F Preferred Shares, calculated on an as converted basis.

“Majority Series F-1 Shareholders” means the holders of more than fifty percent (50%) of the then issued and outstanding Series F-1 Preferred Shares, calculated on an as converted basis.

“Matrix” means Matrix Partners China II Hong Kong Limited.

“Member” has the meaning ascribed to it in the Act.

“Memorandum” means the Tenth Amended and Restated Memorandum of Association of the Company to be adopted by the Resolutions of Shareholders of the Company.

“Month” means calendar month.

“Offer Notice” has the meaning ascribed to it in Clause 1.1(b)(i)(2) of the Memorandum.

“Offered Securities” has the meaning ascribed to it in Clause 1.1(b)(i)(1) of the Memorandum.

“Ordinary Shares” has the meaning specified in Clause 7.1 of the Memorandum.

“Ordinary Shareholder” means the holder of Ordinary Shares.

“Ordinary Share Directors” has the meaning specified in Section 9.2(i) of these Articles.

“Ordinary Share Equivalents” means warrants, options and rights exercisable for Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Conversion Shares.

“Original Issue Price” means the Original Series A Issue Price or the Original Series B Issue Price or the Original Series C Issue Price or the Original Series D Issue Price or the Original Series E Issue Price or the Original Series F Issue Price or the Original Series F-1 Issue Price, as the case may be.

“Original Series A Issue Date” means the date of the first sale and issuance of Series A Preferred Shares to the holders of Series A Preferred Shares.

“Original Series A Issue Price” means US$0.08 per share.

“Original Series B Issue Date” means the date of the first sale and issuance of Series B Preferred Shares to the holders of Series B Preferred Shares.

“Original Series B Issue Price” means US$0.27 per share.

“Original Series C Issue Date” means the date of the first sale and issuance of Series C Preferred Shares to the holders of Series C Preferred Shares.

“Original Series C Issue Price” means US$0.7434 per Series C-1 Preferred Share and US$0.826 per Series C-2 Preferred Share, respectively.

“Original Series D Issue Date” means the date of the first sale and issuance of Series D Preferred Shares to the holders of Series D Preferred Shares.

“Original Series D Issue Price” means US$1.9209 per share or the New Series D Purchase Price adjusted for the Series D Shareholders ascribed to such term in the Shareholders’ Agreement.

“Original Series E Issue Date” means the date of the first sale and issuance of Series E Preferred Shares to the holders of Series E Preferred Shares.

“Original Series E Issue Price” means the Original Series E-1 Issue Price and the Original Series E-2 Issue Price, collectively.

“Original Series E-1 Issue Price” means US$1.76 per Series E-1 Preferred Share.

“Original Series E-2 Issue Price” means US$ 2.20 per Series E-2 Preferred Share.

“Original Series F Issue Date” means the date of the first sale and issuance of Series F Preferred Shares to the holders of Series F Preferred Shares.

“Original Series F Issue Price” means US$3.344648 per Series F Preferred Share.

“Original Series F-1 Issue Date” means the date of the first sale and issuance of Series F-1 Preferred Shares to the holders of Series F-1 Preferred Shares.

“Original Series F-1 Issue Price” means US$3.344648 per Series F-1 Preferred Share.

“paid-up” means paid-up and/or credited as paid-up.

“Permitted Relatives” has the meaning ascribed to it in Clause 1.1(c)(vi) of the Memorandum.

“Person” or “person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

“Potential Subscriber” has the meaning ascribed to it in Clause 1.1(b)(i)(2) of the Memorandum.

“PRC” means the People’s Republic of China, but solely for the purposes of these Articles, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Preferred Directors” means the Series A Director, the Series B Director, the Series C Director, the Series D Director, the Series E Directors, the Series F Director and the Series F-1 Director.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares, the Series F Preferred Shares and the Series F-1 Preferred Shares, and each a “Preferred Share”.

“Preferred Shareholders” means the holders of the Preferred Shares, and each, a “Preferred Shareholder”.

“Prohibited Transfer” has the meaning ascribed to it in Clause 9(h)(v)(3) of the Memorandum.

“Proposed Transfer” has the meaning ascribed to it in Clause 1.1(c)(i)(1) of the Memorandum.

“Proposed Transfer Notice” has the meaning ascribed to it in Clause 1.1(c)(ii)(2) of the Memorandum.

“Prospective Transferee” has the meaning ascribed to it in Clause 1.1(c)(ii)(1) of the Memorandum.

“Qiming Annex” means Qiming Venture Partners III Annex Fund, L.P.

“Qiming Funds” means Qiming VP, Qiming MD and Qiming Annex.

“Qiming MD” means Qiming Managing Directors Fund III, L.P.

“Qiming VP” means Qiming Venture Partners III, L.P.

“Qualified IPO” means a firm commitment underwritten registered public offering by the Company of its Ordinary Shares on the NASDAQ National Market System in the United States or the Hong Kong Stock Exchange (Main Board), or any other exchange in any other jurisdiction (on any combination of such exchanges and jurisdictions) acceptable to the Super Majority Preferred Holders with aggregate offering proceeds (before deduction of fees, commissions or expenses) to the Company and selling Shareholders if any (or any cash proceeds of other currency of equivalent value) of no less than US$ 100,000,000, and the valuation of the Company shall be no less than US$743,202,634.97 plus an annual IRR (Internal Rate of Return) of twenty percent (20%).

“Qualified Trade Sale” means a Trade Sale which values the Company at US$600,000,000 or the valuation of the Company in the latest equity financing (whichever is higher), and duly approved in compliance with Section 8.2 of the Shareholders’ Agreement.

“Redemption Amount” has the meaning specified in Clause (d)(iii)(1) of the Memorandum.

“Redemption Closing” has the meaning specified in Clause (e)(iv) of the Memorandum.

“Redemption Price” means the Series A Redemption Price, the Series B Redemption Price the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price, the Series F Redemption Price or the Series F-1 Redemption Price, as the case may be.

“Redemption Notice” has the meaning specified in Clause (e)(iii)(1)(A) of the Memorandum.

“Refused Securities” has the meaning ascribed to it in Clause 9(g)(i)(5) of the Memorandum.

“Registrar” means the Registry of Corporate Affairs appointed under section 229 of the Act;

“Register of Members” has the meaning ascribed to it in Section 3.6 of the Articles.

“Registered office” means the registered office for the time being of the Company.

“Relative Majority Series D Shareholder” means the Series D Shareholder whose shareholding percentage of Series D Preferred Shares exceeds any of the other single Series D Shareholders.

“Remaining Offered Securities” has the meaning ascribed to it in Clause 1.1(b)(i)(4) of the Memorandum.

“Remaining Transfer Shares” has the meaning ascribed to it in Clause 1.1(c)(ii)(4) of the Memorandum.

“Resolution of Directors” means either:

(a)                                 Subject to the requirement set forth in Clause (f) of the Memorandum, a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company, by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)                                 a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be.

“Resolution of Shareholders” means either:

(a)                                 Subject to the requirement set forth in Clause (f) of the Memorandum, a resolution approved at a duly convened and constituted meeting of the Shareholders of the

Company by the affirmative vote of a majority of in excess of fifty (50%) the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)                                 a resolution consented to in writing by all Shareholders.

“Right of Co-Sale” has the meaning ascribed to it in Clause 1.1(c)(iii)(1) of the Memorandum.

“Right of First Refusal” has the meaning ascribed to it in Clause 9(h)(ii)(1) of the Memorandum.

“Seal” means the common seal of the Company and includes every duplicate seal.

“Second ROFR Exercise Notice” has the meaning ascribed to it in Clause 1.1(c)(ii)(4) of the Memorandum.

“Second Offer Notice” has the meaning ascribed to it in Clause 1.1(b)(i)(4) of the Memorandum.

“Second Exercising Notice” has the meaning ascribed to it in Clause 1.1(b)(i)(4) of the Memorandum.

“Secretary” includes an assistant secretary and any person appointed to perform the duties of the secretary of the Company.

“Series A Conversion Price” means a price that initially equals to the Original Series A Issue Price, and shall be adjusted from time to time as provided below in Clause (d)(v) of the Memorandum.

“Series A Director” has the meaning specified in Section 9.2(a) of these Articles.

“Series A Preferred Shares” has the meaning specified in Clause 7.1 of the Memorandum.

“Series A Redemption Price” has the meaning ascribed to it in Clause 9(e)(iii)(2) of the Memorandum.

“Series A Shareholder” means the holder of the Series A Preferred Shares.

“Series B Closing Date” means the closing date of the series B financing of the Company under the Series B Purchase Agreement, which is January, 14, 2013.

“Series B Conversion Price” means a price that initially equals to the Original Series B Issue Price, and shall be adjusted from time to time as provided in Clause (d)(v) of the Memorandum.

“Series B Director” has the meaning specified in Section 9.2(b) of these Articles.

“Series B Preferred Shares” has the meaning ascribed to it in Clause 7.1 of the Memorandum.

“Series B Purchase Agreement” means that certain Share Purchase Agreement entered into by and among the Company, the Domestic Companies, the HK Co., the WFOE, Matrix Qiming VP and Qiming MD, dated on January 14, 2013, regarding the issuance of the Series B Preferred Shares.

“Series B Redemption Price” has the meaning ascribed to it in Clause 9(e)(iii)(2) of the Memorandum.

“Series B Shareholder” means the holder of the Series B Preferred Share.

“Series C Closing Date” means the closing date of the series C financing of the Company under the Series C Purchase Agreement, which is June 13, 2014.

“Series C Conversion Price” means a price that initially equals to the Original Series C Issue Price, and shall be adjusted from time to time as provided in Clause (d)(v) of the Memorandum.

“Series C Director” has the meaning specified in Section 9.2(c) of these Articles.

“Series C Preferred Shares” has the meaning ascribed to it in Clause 7.1 of the Memorandum.

“Series C Purchase Agreement” means that certain Share Purchase Agreement entered into by and among the Company, the Domestic Companies, the HK Co., the WFOE, Matrix, Qiming VP, Qiming MD and CBC, dated on June 13, 2014, regarding the issuance of the Series C Preferred Shares.

“Series C Redemption Price” has the meaning ascribed to it in Clause 9(e)(iii)(2) of the Memorandum.

“Series C Shareholder” means the holder of the Series C Preferred Share.

“Series D Closing Date” means the closing date of the series D financing of the Company under the Series D Purchase Agreement, which is January 8, 2016.

“Series D Conversion Price” means a price that initially equals to the Original Series D Issue Price, and shall be adjusted from time to time as provided in Clause (d)(v) of the Memorandum.

“Series D Director” has the meaning specified in Section 9.2(d) of these Articles.

“Series D Paralleling Relative Majority Holders” has the meaning ascribed to it in Clause 9.2(d).

“Series D Preferred Shares” has the meaning ascribed to it in Clause 7.1 of the Memorandum.

“Series D Purchase Agreement” means that the Series D Preferred Share Purchase Agreement entered into by and among the Company, the Domestic Companies, the HK Co., the WFOE, Matrix, Harvest, Telstra, ZJGK, ZJKT and the Founders dated on December 30, 2015, regarding the issuance of the Series D Preferred Shares.

“Series D Redemption Price” has the meaning ascribed to it in Clause 9(e)(iii)(2) of the Memorandum.

“Series D Shareholder” means the holder of the Series D Preferred Share.

“Series E Closing Date” means the closing date of the series E financing of the Company under the Series E Purchase Agreement, which is July 12, 2017.

“Series E Conversion Price” means a price that initially equals to the Original Series E Issue Price, and shall be adjusted from time to time as provided in Clause (d)(v) of the Memorandum.

“Series E Director” has the meaning specified in Section 9.2(f) of these Articles.

“Series E Preferred Shares” has the meaning ascribed to it in Clause 7.1 of the Memorandum.

“Series E Purchase Agreement” means that the Series E Preferred Share Purchase Agreement entered into by and among the Company, the Domestic Companies, the HK Co., the WFOE, Alibaba, YF, Matrix, Qiming MD, Qiming VP, CBC and the Founders dated on July 11, 2017, regarding the issuance of the Series E Preferred Shares.

“Series E Redemption Price” has the meaning ascribed to it in Clause 9(e)(iii)(2) of the Memorandum.

“Series E Shareholder” means the holder of the Series E Preferred Share.

“Series F Closing Date” means the first closing date of the series F financing of the Company under the Series F Purchase Agreement.

“Series F Conversion Price” means a price that initially equals to the Original Series F Issue Price, and shall be adjusted from time to time as provided in Clause (d)(v) of the Memorandum.

“Series F Director” has the meaning specified in Section 9.2(g) of these Articles.

“Series F Preferred Shares” has the meaning ascribed to it in Clause 7.1 of the Memorandum.

“Series F Purchase Agreement” means that the Series F Preferred Share Purchase Agreement entered into by and among the Company, the Domestic Companies, the HK Co., the WFOE, BOCOM and the Founders dated on October 25, 2018, regarding the issuance of the Series F Preferred Shares.

“Series F Redemption Price” has the meaning ascribed to it in Clause 9(e)(iii)(2) of the Memorandum.

“Series F Shareholder” means the holder of the Series F Preferred Share.

“Series F-1 Closing Date” means the closing date of the series F-1 financing of the Company under the Series F-1 Purchase Agreement.

“Series F-1 Conversion Price” means a price that initially equals to the Original Series F-1 Issue Price, and shall be adjusted from time to time as provided in Clause (d)(v) of the Memorandum.

“Series F-1 Director” has the meaning specified in Section 9.2(h) of these Articles.

“Series F-1 Preferred Shares” has the meaning ascribed to it in Clause 7.1 of the Memorandum.

“Series F-1 Purchase Agreement” means that the Series F-1 Preferred Share Purchase Agreement entered into by and among the Company, the Domestic Companies, the HK Co., the WFOE, Chengtong and the Founders dated on October 10, 2019, regarding the issuance of the Series F-1 Preferred Shares.

“Series F-1 Redemption Price” has the meaning ascribed to it in Clause 9(e)(iii)(2) of the Memorandum.

“Series F-1 Shareholder” means the holder of the Series F-1 Preferred Share.

“Share” has the meaning specified in Clause 7.1 of the Memorandum and may also be referenced as “share” and includes any fraction of a share.

“Shareholder” means each of the Ordinary Shareholders and the Preferred Shareholders.

“Shareholders’ Agreement” means that certain Ninth Amended and Restated Shareholders’ Agreement entered into by and among the Founders, the Company, the Domestic Companies, the HK Co., the WFOE, Matrix, Qiming Funds, CBC, FG Venture, Golden, Harvest, Telstra, ZJGK, ZJKT, Alibaba, YF, Shanghai Shentai, BOCOM, Jumbo and Chengtong dated on October 10, 2019, as amended from time to time.

“Shanghai Shentai” means Shanghai Shentai Investment Management Partnership (LLP).

“Subsidiary” or “subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than fifty (50%) of whose shares or other interests entitled to vote in the election of directors, or (y) more than a fifty (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with IFRS or U.S. GAAP, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Companies.

“Super Majority Preferred Directors” means at least seven (7) out of eight (8) Preferred Directors.

“Super Majority Preferred Holders” means the holders representing at least seventy percent (70%) of the Preferred Shares then issued and outstanding (on an as converted basis), voting together as a single class.

“Telstra” means Telstra Ventures Fund II, L.P..

“Trade Sale” has the meaning ascribed to it in Clause 9(b)(ii)(1) of the Memorandum.

“Transfer” has the meaning ascribed to it in Clause 1.1(c)(i)(1) of the Memorandum.

“Transfer Shares” has the meaning ascribed to it in Clause 1.1(c)(i)(1) of the Memorandum.

“Transferor” has the meaning ascribed to it in Clause 1.1(c)(ii)(1) of the Memorandum.

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled.

“Under-subscription Notice” has the meaning ascribed to it in Clause 1.1(c)(ii)(4) of the Memorandum.

“WFOE” means Kongshan Network Technologies (Shanghai) Co., Ltd., a wholly foreign- owned enterprise established by the HK Co. in Shanghai under the laws of the PRC.

“Wholly Owned Entity” has the meaning ascribed to it in Clause 1.1(c)(vi) of the Memorandum.

“written” and “in writing” include all modes of representing or reproducing words in visible form.

“Yearly Budget” has the meaning ascribed to it in the Shareholders’ Agreement.

“YF” means Magic Logistics Investment Limited.

“YF Director” has the meaning specified in Section 9.2(f) of these Articles.

“ZJGK” means Shanghai (Z.J.) Holdings Limited.

“ZJKT” means Shanghai Zhangjiang Science & Technology Venture Capital Co., Ltd. (上海张江科技创业投资有限公司).

Words importing the singular number also include the plural number and vice-versa.

Words importing the masculine gender also include the feminine gender and vice-versa. The term “day” means “calendar day”.

1.3.                            In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)                                 a “Section” is a reference to a section of the Articles;

(b)                                 a “Clause” is a reference to a clause of the Memorandum;

(c)                                  voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)                                 the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act, any re-enactment thereof; and

(e)                                  the singular includes the plural and vice versa.

1.4.                            Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein.

1.5.                            Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and the Articles.

2.              REGISTERED SHARES

2.1.                            Every Shareholder is entitled to a certificate signed by a director of the Company, or any other person authorized by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the director, officer or authorized person and the Seal may be facsimiles.

2.2.                            Any Shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

2.3.                            If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any distribution.

3.              SHARES

3.1.                            Subject to any restrictions on the issuing of Shares and other Securities contained herein, Shares and other Securities may be issued at such times, to such Eligible Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

3.2.                            Section 46 of the Act (Pre-emptive rights) does not apply to the Company.

3.3.                            A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

3.4.                            The consideration for a Share with par value shall not be less than the par value of the Share. If a Share with par value is issued for consideration less than the par value, the person to whom the Share is issued is liable to pay to the Company an amount equal to the difference between the issue price and the par value.

3.5.                            No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)                                 the amount to be credited for the issue of the Shares;

(b)                                 their determination of the directors of the reasonable present cash value of the non- money consideration for the issue; and

(c)                                  that, in the opinion, of the directors, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

3.6.                            The Company shall keep a register (the “Register of Members”) containing:

(a)                                 the names and addresses of the Eligible Persons who hold Shares;

(b)                                 the number of each class and series of Shares held by each Shareholder;

(c)                                  the date on which the name of each Shareholder was entered in the Register of Members; and

(d)                                 the date on which any Eligible Person ceased to be a Shareholder.

3.7.                            The Register of Members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original Register of Members.

3.8.                            A Share is deemed to be issued when the name of the Shareholder is entered in the Register of Members.

4.              REDEMPTION OF SHARES AND TREASURY SHARES

4.1.                            The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

4.2.                            The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

4.3.                            Sections 60 (Process for acquisition of own shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

4.4.                            Shares that the Company purchases, redeems or otherwise acquires pursuant to this Section may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of fifty percent (50%) of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

4.5.                            All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

4.6.                            Treasury Shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

4.7.                            Where Shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than fifty percent (50%) of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

5.              MORTGAGES AND CHARGES OF SHARES

5.1.                            Shareholders may mortgage or charge their Shares.

5.2.                            There shall be entered in the Register of Members at the written request of the Shareholder:

(a)                                 a statement that the Shares held by him are mortgaged or charged;

(b)                                 the name of the mortgagee or chargee; and

(c)                                  the date on which the particulars specified in subparagraphs (a) and (b) are entered in the Register of Members.

5.3.                            Where particulars of a mortgage or charge are entered in the Register of Members, such particulars may be cancelled:

(a)                                 with the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf; or

(b)                                 upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

5.4.                            Whilst particulars of a mortgage or charge over Shares are entered in the Register of Members pursuant to this Section:

(a)                                 no transfer of any Share the subject of those particulars shall be effected;

(b)                                 the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)                                  no replacement certificate shall be issued in respect of such Shares;

without the written consent of the named mortgagee or chargee.

6.              FORFEITURE

6.1.                            Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Section and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

6.2.                            A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

6.3.                            The written notice of call referred to in Section 6.2 shall name a further date not earlier than the expiration of fourteen (14) days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

6.4.                            Where a written notice of call has been issued pursuant to Section 6.3  and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

6.5.                            The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Section 6.3 and that Shareholder shall be discharged from any further obligation to the Company.

7.              TRANSFER OF SHARES

7.1.                            Subject to any agreements binding on the Company, shares are transferable, and the Company will only register transfers of shares that are made in accordance with such agreements (if any) and will not register transfers of shares that are not made in accordance with such agreements (if any). The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor, and containing the name and address of the transferee, which shall be sent to the Company for registration. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

7.2.                            The transfer of a Share is effective when the name of the transferee is entered on the Register of Members.

7.3.                            If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)                                 to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)                                 that the transferee’s name should be entered in the Register of Members notwithstanding the absence of the instrument of transfer.

7.4.                            Subject to the Memorandum, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

8.              MEETINGS AND CONSENTS OF SHAREHOLDERS

8.1.                            Any director of the Company may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

8.2.                            Upon the written request of Shareholders entitled to exercise thirty percent (30%) or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of Shareholders.

8.3.                            The director convening a meeting shall give not less than seven (7) days’ prior notice of a meeting of Shareholders to:

(a)                                 those Shareholders whose names on the date the notice is given appear as Shareholders in the Register of Members of the Company and are entitled to vote at the meeting; and

(b)                                 the other directors.

8.4.                            The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

8.5.                            A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least ninety percent (90%) of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

8.6.                            The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

8.7.                            A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

8.8.                            The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

8.9.                            The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

Qiniu Limited

I/We being a Shareholder of the above Company HEREBY APPOINT                            of                                     or failing him                               of                               to be my/our proxy to vote for me/us at the meeting

of Shareholders to be held on the           day of                           , 20       and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this          day of                             , 20

Shareholder

8.10.                     The following applies where Shares are jointly owned:

(a)                                 if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)                                 if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)                                  if two or more of the joint owners are present in person or by proxy they must vote as one.

8.11.                     A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

8.12.                     A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than fifty percent (50%) of the votes of the Shares (including not less than fifty percent (50%) of the Series A Preferred Shares, not less than fifty percent (50%) of the Series B Preferred Shares, not less than fifty percent (50%) of the Series C Preferred Shares, not less than fifty percent (50%) of the Series D Preferred Shares, not less than fifty percent (50%) of the Series E Preferred Shares, not less than fifty percent (50%) of the Series F Preferred Shares and not less than fifty percent (50%) of the Series F-1 Preferred Shares) entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

8.13.                     Subject to Clause (f) of the Memorandum, if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and subject to Clause (f) of the Memorandum and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

8.14.                     At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their members to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

8.15.                     The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

8.16.                     At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll, then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

8.17.                     Subject to the specific provisions contained in this Section for the appointment of representatives of Eligible Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Eligible Person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

8.18.                     Any Eligible Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorize such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorized shall be entitled to exercise the same rights on behalf of the Eligible Person which he represents as that Eligible Person could exercise if it were an individual.

8.19.                     The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven (7) days of being so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.

8.20.                     Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

8.21.                     An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Eligible Persons holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

9.              DIRECTORS

9.1.                            The number of the directors at the date these Articles come into effect shall be set at up to sixteen (16), whom shall be appointed in accordance with Section 9.2.

9.2.                            For so long as they are Shareholders in the Company:

(a)                                 The Majority Series A Shareholders shall be entitled to nominate and elect one (1) director of the Board of the Company (the “Series A Director”).

(b)                                 The Majority Series B Shareholders shall be entitled to nominate and elect one (1) director of the Board of the Company (the “Series B Director”).

(c)                                  CBC shall be entitled to nominate and elect one (1) director of the Board of the Company, so long as CBC holds the maximum number of Series C Preferred Shares among all of the Series C Shareholders (the “Series C Director”).

(d)                                 the Relative Majority Series D Shareholder shall be entitled to nominate and elect one (1) director of the Board of the Company (the “Series D Director”); provided, however, that in case there are two or more Series D Shareholders whose shareholder percentage of Series D Preferred Shares be equivalent with each other and all exceed any of the other single Series D Shareholders (the “Series D Paralleling Relative Majority Holders”, each a “Series D Paralleling Relative Majority Holder”), then upon written request of any of such Series D Paralleling Relative Majority Holders, a Shareholders’ meeting shall be convened, or a unanimous written resolution shall be adopted by all Shareholders without convening a meeting, in which the nominee of a Series D Paralleling Relative Majority Holder who has obtained the supporting votes from the Series D Shareholders of the majority of the Series D Preferred Shares shall be the new Series D Director.

(e)                                  Alibaba shall be entitled to nominate and elect one (1) director of the Board of the Company (the “Alibaba Director”).

(f)                                   YF shall be entitled to nominate and elect one (1) director of the Board of the Company (“YF Director”, together with Alibaba Director, the “Series E Directors” and each a “Series E Director”).

(g)                                  BOCOM International shall be entitled to nominate and elect one (1) director of the Board of the Company (the “Series F Director”).

(h)                                 Chengtong shall be entitled to nominate and elect one (1) director of the Board of the Company (the “Series F-1 Director”).

(i)                                     The Majority Ordinary Holders shall be entitled to nominate and elect up to eight (8) directors of the Board of the Company (the “Ordinary Share Directors”). So long as Shiwei Xu (许式伟) and Guihua Lv (呂桂华) act as Ordinary Share Directors, and there are only four (4) Ordinary Share Directors, Shiwei Xu (许式伟) shall be entitled to four (4) votes and Guihua Lv (呂桂华) shall be entitled to two (2) votes for the purpose of any Board meeting and any other matters to be discussed and decided by the Board, and each other director shall be entitled to one (1) vote for the purpose of any Board meeting and any other matters to be discussed and decided by the Board. In case of an equality of votes, subject to the Memorandum and these Articles, the Chairman of the Board shall have a second or casting vote.

(j)                                    The Chairman of the Board is Shiwei Xu (许式伟) as of the date hereof.

Any committees established by the Board of the Company and any of its Affiliates shall include all the Preferred Directors.

9.3.                            Each director holds office until his/her successor takes office or until his/her earlier death resignation or removal.

9.4.                            A director may be removed from office, with or without cause, by the Shareholders who elected such director and such Shareholder may also replace any director so removed.

9.5.                            The office of director shall be vacated if the director:

(a)                                 is removed from office by a resolution of Shareholders who appointed the such director;

(b)                                 becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)                                  becomes of unsound mind, or of such infirm health as to be incapable of managing his affairs; or

(d)                                 resigns his/her office by a notice in writing to the Company.

9.6.                            A director may resign his/her office by giving written notice of his/her resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he/she is, or becomes, disqualified from acting as a director under the Act.

9.7.                            The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

9.8.                            A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

9.9.                            Where the Company only has one Shareholder who is an individual and that Shareholder is also the sole director of the Company, the sole Shareholder/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company as a reserve director of the Company to act in the place of the sole director in the event of his death.

9.10.                     The nomination of a person as a reserve director of the Company ceases to have effect if:

(a)                                 before the death of the sole Shareholder/director who nominated him,

(i)                                     he/her resigns as reserve director, or

(ii)                                  the sole Shareholder/director revokes the nomination in writing; or

(b)                                 the sole Shareholder/director who nominated him ceases to be the sole Shareholder/director of the Company for any reason other than his death.

9.11.                     The Company shall keep a register of directors containing:

(a)                                 the names and addresses of the persons who are directors of the Company, or who have been nominated as reserve directors of the Company;

(b)                                 the date on which each person whose name is entered in the register was appointed as a director of the Company, or nominated as a reserve director of the Company;

(c)                                  the date on which each person named as a director ceased to be a director of the Company;

(d)                                 the date on which the nomination of any person nominated as a reserve director ceased to have effect; and

(e)                                  such other information as may be prescribed by the Act.

9.12.                     The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

9.13.                     The directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

9.14.                     A director is not required to hold a Share as a qualification to office.

9.15.                     Except for the Series D Relative Majority Holder, who shall be entitled to nominate and elect the Series D Director, each of the other Series D Shareholders, Shanghai Shentai, and Jumbo, respectively, shall have the right to appoint one observer to the board of the Company or any Subsidiaries of the Company to attend board meetings and all board committees of the Company or any Subsidiaries of the Company in a non-voting observer capacity. The Company (or any Subsidiary of the Company, as the case may be) shall provide such observer with copies of all notices and materials provided to the voting board or committee members, at the same time and in the same manner as the same are provided to the voting board or committee members.

10.       POWERS OF DIRECTORS

10.1.                     The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

10.2.                     Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

10.3.                     If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

10.4.                     Any director which is a body corporate may appoint any individual as its duly authorized representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

10.5.                     The continuing directors may act notwithstanding any vacancy in their body.

10.6.                     The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

10.7.                     All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

10.8.                     For the purposes of Section 175 (Disposition of assets) of the Act, the directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

11.       PROCEEDINGS OF DIRECTORS

11.1.                     Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

11.2.                     The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

11.3.                     A director is deemed to be present at a meeting of directors if he/she participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

11.4.                     A director shall be given not less than three (3) days’ prior notice of meetings of directors, but a meeting of directors held without three (3) days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

11.5.                     A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote in place of the director until the appointment lapses or is terminated.

11.6.                     A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than nine (9) directors, including all the Preferred Directors, provided however that if at any time a duly convened meeting of Directors fails to get a quorum due to the absence of any Preferred Director, the notice shall be duly delivered again for a second meeting, if at such second time, the quorum is still not present, those directors present shall be deemed a quorum provided that at such second meeting the business not included in the notice shall not be transacted.

11.7.                     If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

11.8.                     At meetings of directors at which the Chairman of the Board is present, he/she shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their members to be chairman of the meeting.

11.9.                     An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

12.       COMMITTEES

12.1.                     The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

12.2.                     The directors have no power to delegate to a committee of directors any of the following powers:

(a)                                 to amend the Memorandum or the Articles;

(b)                                 to designate committees of directors;

(c)                                  to delegate powers to a committee of directors;

(d)                                 to appoint or remove directors;

(e)                                  to appoint or remove an agent;

(f)                                   to approve a plan of merger, consolidation or arrangement;

(g)                                  to make a declaration of solvency or to approve a liquidation plan; or

(h)                                 to make a determination that immediately after a proposed distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

12.3.                     Section 12.2(b) and Section 12.2(c) do not prevent a committee of directors, where authorized by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

12.4.                     The meetings and proceedings of each committee of directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

12.5.                     Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

13.                               OFFICERS AND AGENTS

13.1.                     The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

13.2.                     The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the Register of Members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable Laws, and the treasurer to be responsible for the financial affairs of the Company.

13.3.                     The emoluments of all officers shall be fixed by Resolution of Directors.

13.4.                     The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

13.5.                     The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.

13.6.                     An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)                                 to amend the Memorandum or the Articles;

(b)                                 to change the registered office or agent;

(c)                                  to designate committees of directors;

(d)                                 to delegate powers to a committee of directors;

(e)                                  to appoint or remove directors;

(f)                                   to appoint or remove an agent;

(g)                                  to fix emoluments of directors;

(h)                                 to approve a plan of merger, consolidation or arrangement;

(i)                                     to make a declaration of solvency or to approve a liquidation plan;

(j)                                    to make a determination that the company will, immediately after a proposed distribution, satisfy the solvency test; or

(k)                                 to authorize the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

13.7.                     The Resolution of Directors appointing an agent may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

13.8.                     The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

14.       CONFLICT OF INTERESTS

14.1.                     A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

14.2.                     For the purposes of Section14.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure, of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

14.3.                     A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)                                 vote on a matter relating to the transaction;

(b)                                 attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)                                  sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his/her office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

15.       INDEMNIFICATION

15.1.                     Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)                                 is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)                                 is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

15.2.                     The indemnity in Section 15.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

15.3.                     For the purposes of Section 15.2, a director acts in the best interest of the Company if he/she acts in the best interest of:

(a)                                 the Company’s holding company; or

(b)                                 all the Shareholders of the Company;

in either case, in the circumstances specified in Section 10.3 or the Act, as the case may be.

15.4.                     The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

15.5.                     The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his/her conduct was unlawful.

15.6.                     Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings maybe paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Section 15.1.

15.7.                     Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Section 15.1 and upon such terms and conditions, if any, as the Company deems appropriate.

15.8.                     The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

15.9.                     If a person referred to in Section 15.1 has been successful in defence of any proceedings referred to in Section 15.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

15.10.              The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

16.       RECORDS

16.1.                     The Company shall keep the following documents at the office of its registered agent:

(a)                                 the Memorandum and the Articles;

(b)                                 the Register of Members, or a copy of the Register of Members;

(c)                                  the register of directors, or a copy of the register of directors; and

(d)                                 copies of all notices and other documents filed by the Company with the Registrar in the previous ten (10) years.

16.2.                     Until the directors determine otherwise by Resolution of Directors the Company shall keep the original Register of Members and original register of directors at the office of its registered agent.

16.3.                     If the Company maintains only a copy of the Register of Members or a copy of the register of directors at the office of its registered agent, it shall:

(a)                                 within fifteen (15) days of any change in either register, notify the registered agent in writing of the change; and

(b)                                 provide the registered agent with a written record of the physical address of the place or places at which the original Register of Members or the original register of directors is kept.

16.4.                     The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)                                 minutes of meetings and Resolutions of Shareholders and classes of Shareholders;

(b)                                 minutes of meetings and Resolutions of Directors and committees of directors; and

(c)                                  an impression of the Seal.

16.5.                     Where any original records referred to in this Section are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within fourteen (14) days of the change of location.

16.6.                     The records kept by the Company under this Section shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (No. 5 of 2001) as from time to time amended or re-enacted.

17.       REGISTER OF CHARGES

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)                                 the date of creation of the charge;

(b)                                 a short description of the liability secured by the charge;

(c)                                  a short description of the property charged;

(d)                                 the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)                                  unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)                                   details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

18.       SEAL

The Company shall have a seal. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein, the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorized from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

19.       DISTRIBUTIONS BY WAY OF DIVIDEND

19.1.                     Subject to the Memorandum, the directors of the Company may, by Resolution of Directors, authorize a distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due, provided, however, any such distribution must be approved unanimously by all the Directors.

19.2.                     Dividends may be paid in money, shares, or other property in accordance with the Memorandum.

19.3.                     Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Section 21.1 and all dividends unclaimed for three (3) years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

19.4.                     No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

20.       ACCOUNTS AND AUDIT

20.1.                     The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

20.2.                     The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

20.3.                     The Company may by Resolution of Shareholders call for the accounts to be examined by Auditors.

20.4.                     The first Auditors shall be appointed by Resolution of Directors; subsequent Auditors shall be appointed by a Resolution of Shareholders or by a Resolution of Directors, provided that the appointment of the Auditor shall be approved by the Majority Series A Shareholders, the Majority Series B Shareholders, the Majority Series C Shareholders, the Majority Series D Shareholders, the Majority Series E Shareholders, the Majority Series F Shareholders and the Majority Series F-1 Shareholders.

20.5.                     The Auditors may be Shareholders, but no director or other officer shall be eligible to be an Auditor of the Company during their continuance in office.

20.6.                     The remuneration of the Auditors of the Company may be fixed by Resolution of Directors.

20.7.                     The Auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)                                 in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)                                 all the information and explanations required by the Auditors have been obtained.

20.8.                     The report of the Auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

20.9.                     Every Auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the Auditors.

20.10.              The Auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

21.       NOTICES

21.1.                     Any notice, information or written statement to be given by the Company to Shareholders may be given by personal service or by mail addressed to each Shareholder at the address shown in the Register of Members.

21.2.                     Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

21.3.                     Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

22.       VOLUNTARY LIQUIDATION

The Company may by Resolution of Shareholders (including affirmative votes of the Majority Series A Shareholders, the Majority Series B Shareholders, the Majority Series C Shareholders, the Majority Series D Shareholders, the Majority Series E Shareholders, the Majority Series F Shareholders and the Majority Series F-1 Shareholders) appoint a voluntary liquidator.

23.       CONTINUATION

The Company may by Resolution of Shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.